     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1997
                                                      REGISTRATION NO. 333-18071
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                 (Name of Small Business Issuer in Its Charter)

                         ------------------------------

                DELAWARE                                    3625                                   59-3285046
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                              6542 U.S. HIGHWAY 41
                                   SUITE 215
                          APOLLO BEACH, FLORIDA 33572
                                 (813) 645-7677
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)

                         ------------------------------

                                DAVID W. CLARKE
                                   PRESIDENT
                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                              6542 U.S. HIGHWAY 41
                          APOLLO BEACH, FLORIDA 33572
                                 (813) 645-7677
           (Name, Address and Telephone Number of Agent for Service)

                         ------------------------------

                                   COPIES TO:

             RANDOLPH H. FIELDS, ESQ.                             JAY M. KAPLOWITZ, ESQ.
            Greenberg Traurig Hoffman                               Gertsten, Savage,
           Lipoff Rosen & Quentel, P.A.                    Kaplowitz, Fredericks & Curtin, LLP
       111 North Orange Avenue, Suite 2050                    101 E. 52nd Street, 9th Floor
              Orlando, Florida 32801                             New York, New York 10022
            Telephone: (407) 420-1000                           Telephone: (212) 752-9700
            Telecopier: (407) 420-5909                          Telecopier: (212) 980-5192

                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

    As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The Exhibit Index required by Item 601 of Regulation S-B is located at page of the sequential numbering system appearing in the manually signed copy of
this Registration Statement, totaling    pages, filed with the Securities and
Exchange Commission.

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM          PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF            AMOUNT TO BE     OFFERING PRICE PER UNIT          AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED(1)               (2)                OFFERING PRICE(2)      REGISTRATION FEE
Common Stock, $.01 par value..........         920,000(3)         $  5.00                 $    4,600,000           $   1,394
Redeemable Common Stock Purchase
  Warrants............................         920,000(4)         $   .25                 $      230,000           $      70
Common Stock, $.01 par value(5).......         920,000(6)         $  5.50                 $    5,060,000           $   1,534
Underwriters' Warrant(7)..............               1            $   .0001               $           10           $       1
Common Stock, $.01 par value(8).......          80,000            $  8.25                 $      660,000           $     200
Redeemable Common Stock Purchase
  Warrants(9).........................          80,000            $   .4125               $       33,000           $      10
Common Stock, $.01 par value(10)......          80,000            $  5.50                 $      440,000           $     134
Common Stock, $.01 par value(11)......         250,000            $  5.50                 $    1,375,000           $     417
    Total.............................                                                    $   12,398,010           $   3,760

                                                                   Previously Paid........  $   5,002
                                                                   Amount Due.............  $       0

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminable additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Warrants.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(3) Includes 120,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(4) Includes 120,000 Warrants which the Underwriters have the option to purchase to cover over-allotments, if any.

(5) Issuable upon exercise of Warrants.

(6) Includes 120,000 shares of Common Stock issuable upon exercise of Warrants subject to the Underwriters' over-allotment option.

(7) Issuable to Underwriters.

(8) Issuable upon exercise of Underwriters' Common Stock Purchase Warrant.

(9) Issuable upon exercise of Underwriters' Warrant.

(10) Issuable upon exercise of Underwriters' redeemable common stock purchase warrants ("Underwriters' Warrants").

(11) Represents 250,000 shares of Common Stock issuable upon exercise of Warrants held by private placement investors.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION. DATED JUNE 19, 1997

PROSPECTUS

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                       800,000 SHARES OF COMMON STOCK AND
               800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    Apollo International of Delaware, Inc., a Delaware corporation (the "Company"), hereby offers (the "Offering") 800,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company and 800,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Common Stock and the Public Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Public Warrants together or in any particular ratio. Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.50 (the "Exercise Price"), subject to adjustment, commencing two years after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date. The Public Warrants are each redeemable by the Company for $.25 per Public Warrant at any time after one year from the Effective Date, upon thirty days' prior written notice to the Public Warrant holders, provided (i) the closing bid price of the Common Stock exceeds $7.50 per share for a period of 20 consecutive trading days ending on the fifteenth day prior to the date of the Company's redemption notice, and (ii) if such redemption occurs during the first two years following the Effective Date, the representative of the Underwriters (the "Representative") has consented in writing to the redemption. Upon the giving of a notice of redemption, the Public Warrants will become exercisable if they were not otherwise exercisable. See "Description of Securities".

    Prior to this Offering, there has been no public market for the Company's Common Stock or Public Warrants, and there can be no assurance that such a public market will develop or be sustained after the completion of the Offering. The Company has applied for the listing of the Common Stock and Public Warrants on the NASDAQ SmallCap Market ("NASDAQ") under the symbols AIOD and AIODW, respectively. For discussion of the factors considered in determining the offering prices of the Common Stock and Public Warrants, see "Underwriting."

                         ------------------------------

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION FROM THE PUBLIC OFFERING PRICE AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" WHICH APPEAR BEGINNING ON PAGE 7 OF THIS PROSPECTUS. SEE ALSO "DILUTION."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                                                    UNDERWRITING DISCOUNTS
                                                             PRICE TO PUBLIC          AND COMMISSIONS(1)
Per Share of Common Stock..............................           $5.00                      $.50
Per Warrant............................................            $.25                     $.025
Total(3)...............................................         $4,200,000                 $420,000


                                                          PROCEEDS TO COMPANY(2)
Per Share of Common Stock..............................           $4.50
Per Warrant............................................           $.225
Total(3)...............................................         $3,780,000

(1) In addition, the Company has agreed to pay the Representative in the form of: (i) a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, of which $25,000 has been prepaid by the Company and the balance of which shall be paid upon closing of the Offering and (ii) an underwriters' warrant ("Underwriters' Warrant") for 80,000 shares of Common Stock and/or 80,000 Public Warrants, which Underwriters' Warrant is exercisable for a period of five years, commencing one year after the Effective Date at an exercise price of $8.25 per share or $.4125 per warrant, subject to adjustment. The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses, estimated at $574,260, payable by the Company, including the Underwriters' non-accountable expense allowance

(3) The Company has granted the Underwriters an option, exercisable within 45 days form the date of this Prospectus, to purchase up to 120,000 additional shares of Common Stock and/or 120,000 Public Warrants on the same terms and conditions as set forth above, solely for the purpose of covering over-allotments. If such option is exercised in full, the Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company will be a total of $4,830,000, $483,000, and $4,347,000, respectively.
    The Securities offered by this Prospectus are being offered by the Underwriters on a "firm commitment" basis subject to prior sale, when, as and if accepted by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer without notice and reject any order in whole or in part. It is expected that delivery of the certificates representing the Securities will be made in New York, New
    York on or about            , 1997.
                                                        (CONTINUED ON NEXT PAGE)

                             ----------------------
                             MAY DAVIS GROUP, INC.
                             ----------------------

                THE DATE OF THIS PROSPECTUS IS            , 1997

(CONTINUED FROM COVER PAGE)

    In addition to the 800,000 shares of Common Stock and 800,000 Public Warrants to be sold under this Prospectus, the Company has concurrently registered 800,000 shares of Common Stock issuable upon exercise of the Public Warrants; 80,000 shares of Common Stock and 80,000 Public Warrants issuable upon exercise of the Underwriters' Warrant; 80,000 shares of Common Stock issuable upon exercise of the Underwriters' Public Warrants; and 250,000 shares of Common Stock issuable upon exercise of currently outstanding warrants that, upon the Effective Date, will have the same exercise price and terms as the Public Warrants (the "Additional Registered Securities").

    FOR CALIFORNIA RESIDENTS ONLY: The following suitability standards have been imposed for all sales of Securities of the Company to residents of the State of
California: $65,000 of income and $250,000 of net worth, excluding principal residence, home furnishings, and automobiles, or in the alternative, a minimum net worth of at least $500,000, excluding principal residence, home furnishings, and automobiles. California residents wishing to invest must show their eligibility by completing a confidential purchaser questionnaire.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND PUBLIC WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE COMMON STOCK OR PUBLIC WARRANTS TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK OR PUBLIC WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR PUBLIC WARRANTS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) CONTAINED IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES HEREIN REFLECT THE 10.6828 FOR 1 SPLIT OF THE COMPANY'S COMMON STOCK EFFECTED FOR SHAREHOLDERS OF RECORD ON MAY 10, 1996. ALTHOUGH FRACTIONAL SHARES RESULTED FROM THE STOCK SPLIT, THERE ARE NO REFERENCES TO FRACTIONAL SHARES HEREIN. FURTHER, UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Apollo International of Delaware, Inc. (the "Company") was formed in Delaware in November, 1994. The Company designs and sells to industry and electric utilities electric power protection and control products utilizing new computer and fiber optics technologies. The Company is developing concurrently two product lines, the first of which (designated as "CMPR" products) is designed to monitor motors used by industrial users, and the second of which (designated as "SOLARIS" or "NOVA" products), is designed to monitor electric power transmission for industrial users and electric utilities. The target market for the motor protection and control product line is industrial end users such as steel mills, mining operations, pulp and paper mills, and petrochemical companies. The NOVA product line is designed for the utility substation marketplace which includes public and investor owned utilities, cogeneration facilities, and large industrial users who operate their own electric power substations.

    The Company maintains its principal executive offices at 6542 Highway 41, Suite 215, Apollo Beach, Florida 33572; telephone (813) 645-7677.

                                  THE OFFERING

Securities Offered...........................  800,000 shares of Common Stock, $.01 par value.

                                               800,000 Public Warrants. Each Public Warrant
                                               entitles the holder, for $5.50, to purchase
                                               one share of Common Stock for a period of
                                               four years commencing two years after the
                                               date of this Prospectus (the "Effective
                                               Date"). The Public Warrants are each
                                               redeemable by the Company for $.25 per Public
                                               Warrant at any time after one year from the
                                               Effective Date, upon thirty days' prior
                                               written notice to the Public Warrant holders,
                                               provided (i) the closing bid price of the
                                               Common Stock exceeds $7.50 per share for a
                                               period of 20 consecutive trading days ending
                                               on the fifteenth day prior to the date of the
                                               Company's redemption notice, and (ii) if such
                                               redemption occurs during the first two years
                                               following the Effective Date, the
                                               Representative has consented in writing to
                                               the redemption. Upon the giving of a notice
                                               of redemption, the Public Warrants will
                                               become exercisable if they were not otherwise
                                               exercisable. See "Description of
                                               Securities--Warrants."

Securities Outstanding Prior to the
  Offering...................................  2,504,794 shares of Common Stock(1)

Securities Outstanding Subsequent to the
  Offering(2)................................  3,304,794 shares of Common Stock(1)
                                               1,050,000 Public Warrants(3)

Estimated Net Proceeds(4)....................  $3,205,740

Use of Proceeds by Company...................  The Company intends to use the net proceeds of this Offering for product development and
                                               engineering in the continuing design and
                                               testing of its products; equipment
                                               expenditures; marketing and selling costs
                                               associated with expansion of its domestic and
                                               international sales network; the design and
                                               development of marketing materials, the
                                               hiring of additional personnel; payment of
                                               consulting fees to a director and principal
                                               shareholder of the Company in the approximate
                                               aggregate amount of $23,000; and working
                                               capital and general corporate purposes. See
                                               "Use of Proceeds."

Risk Factors.................................  Investment in the securities offered hereby are speculative and involve a high degree of
                                               risk and immediate substantial dilution. See
                                               "Risk Factors" and "Dilution."

Proposed NASDAQ Small Cap Market
  Symbols(5).................................  Common Stock--AIOD
                                               Public Warrants--AIODW

------------------------

(1) Does not include (i) 148,500 shares of Common Stock reserved for future issuance under the Company's 1996 Stock Option Plan; (ii) 351,500 shares of Common Stock reserved for issuance upon exercise of stock options granted under the 1996 Stock Option Plan; (iii) 1,350,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants to purchase Common Stock; (iv) 80,000 shares of Common Stock reserved for issuance upon exercise of the Underwriters' Warrant; (v) 80,000 shares of Common Stock reserved for issuance upon exercise of Public Warrants issuable upon exercise of the Underwriters' Warrant; (vi) 800,000 shares of Common Stock reserved for issuance upon exercise of the Public Warrants; and (vii) up to 41,666 shares of Common Stock issuable under a license agreement.

(2) Does not include 120,000 additional shares of Common Stock or 120,000 Public Warrants issuable upon exercise of the Underwriters' over-allotment option. See "Underwriting."

(3) Includes 250,000 common stock purchase warrants issued pursuant to a private placement of the Company's securities, all of which warrants shall have the same exercise price and other terms and provisions of the Public Warrants upon the closing of the Offering. Does not include (i) 950,000 common stock purchase warrants issued to consultants; or (ii) 150,000 common stock purchase warrants issued to employees.

(4) After deducting expenses of this Offering payable by the Company estimated at $994,260 (inclusive of commissions and underwriting discounts and assuming no exercise of the Underwriters' over-allotment option).

(5) Although the Company has applied for listing the Securities for quotation on the NASDAQ SmallCap Market, there can be no assurance that the Company's securities will be accepted for listing or that if listed it will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors-- Lack of Prior Market for Securities, "--Possible Delisting of Securities from Nasdaq System; Risks Related to Low-Priced Stocks."

                         SUMMARY FINANCIAL INFORMATION

    The following table presents summary historical data of the Company for the years ended December 31, 1995 and 1996, which have been derived from the Company's audited financial statements and unaudited financial data for the three months ended March 31, 1997, included elsewhere in this Prospectus. The Company was formed in November 1994 and did not begin to generate revenues until October

1996. The information should be read in conjunction with "Management's Plan of Operation" and the Financial Statements and the related notes thereto.

                                                      DECEMBER 31,
                                                ------------------------
                                                   1995         1996
                                                ----------  ------------                MARCH 31, 1997
                                                                          -------------------------------------------
                                                                                             PRO         PRO FORMA,
                                                                             ACTUAL        FORMA(1)    AS ADJUSTED(2)
                                                                          -------------  ------------  --------------

SUMMARY BALANCE SHEET DATA

Working capital (deficit).....................  $  (33,590) $   (541,359) $    (957,460) $   (957,460)  $  2,358,021

Total assets..................................  $  356,738  $  1,214,001  $   1,643,974  $  1,643,974   $  4,849,714

Total liabilities.............................  $  363,949  $  1,035,342  $   1,809,986  $  1,809,986   $  1,809,986
Shareholders' equity (deficit)................  $   (7,211) $    178,659  $    (166,012) $   (166,012)  $  3,039,728

                                                    YEARS ENDED DECEMBER 31,    THREE MONTHS ENDED MARCH 31,
                                                   ---------------------------  ----------------------------
                                                       1995          1996           1996           1997
                                                   ------------  -------------  -------------  -------------

SUMMARY INCOME STATEMENT DATA

Sales............................................                $     294,734  $     126,835  $     437,799

Cost of sales....................................                     (197,803)       (24,722)      (234,525)
                                                                 -------------  -------------  -------------

Gross profit.....................................                       96,931        102,113        203,274

Research and development.........................  $   (233,073)      (334,750)      (108,723)      (106,366)

General and administrative ......................      (294,089)    (1,253,031)      (139,142)      (394,460)
                                                   ------------  -------------  -------------  -------------

Loss from operations ............................      (527,162)    (1,490,850)      (145,752)      (297,552)

Interest expenses................................                     (189,882)        (8,362)       (48,786)

Deferred income taxes............................       (40,000)        40,000         40,000

Extraordinary income from forgiveness of                                75,028
 indebtedness....................................
                                                   ------------  -------------  -------------  -------------

Net loss.........................................  $   (567,162) $  (1,565,704) $    (114,114) $    (346,338)
                                                   ------------  -------------  -------------  -------------
                                                   ------------  -------------  -------------  -------------

Average number of common shares outstanding .....     1,385,243      2,622,393      1,455,919      2,811,434

Net loss per common share .......................  $       (.41) $        (.60) $        (.08) $        (.12)

------------------------

(1) Pro forma to reflect (a) repurchase and retirement of 299,000 shares of common stock in exchange for the reduction of the exercise price of warrants to purchase 400,000 shares of Common Stock from $5.50 to $3.00 per share,
    (b) contribution of 25,000 shares of Common Stock without consideration, and
    (c) issuance of 17,360 shares of Common Stock under anti-dilution provisions.

(2) Pro forma, as adjusted to reflect the pro forma adjustments referred to in footnote (1) and gives effect to the sale of 800,000 shares of Common Stock and 800,000 Public Warrants of the Company in the Offering at $5 per share and $.25 per warrant, and anticipated expenses of $994,260. Does not include
    (a) up to 120,000 shares and 120,000 Public Warrants subject to issuance under the over-allotment option; (b) 80,000 shares and 80,000 Public Warrants subject to the Underwriters' Warrant; (c) up to 41,666 shares issuable under a license agreement; or (d) other outstanding options or warrants.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS HEREIN.

    LIMITED REVENUES; DEFICIT; POSSIBLE INABILITY TO CONTINUE AS A GOING CONCERN EMPHASIZED IN AUDITOR'S REPORT. The Company was formed in November 1994 and had a deficit of $2,153,025 as of December 31, 1996 and a deficit of $2,499,363 as of March 31, 1997. Potential investors should be aware that unanticipated problems, many of which may be beyond the Company's control, are commonly encountered by companies seeking to commercialize new products. These include, but are not limited to, unexpected product development, marketing and customer support problems, increased competition, lack of credibility with customers and suppliers, and technical obsolescence. Further, the Company had no significant revenues prior to October 1996, had limited revenues of $294,734 for the fiscal year ended December 31, 1996, and for the fiscal years ended December 31, 1995 and 1996, had net losses of $567,162 and $1,565,704, respectively. For the three months ended March 31, 1997, the Company had revenues of $437,799 with a net loss of $346,338. There is no assurance that the Company will ever generate sufficient revenues to meet expenses or be profitable. The Company's independent auditors have emphasized the possible inability of the Company to continue as a going concern in their audit report. See "Management's Discussion of Plan of Operations", "Business" and the Financial Statements hereto.

    SIGNIFICANT CAPITAL REQUIREMENTS; DEPENDENCE ON OFFERING PROCEEDS; POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company has had significant working capital deficits of $33,590, $541,359, and $957,460 at December 31, 1995, December 31,
1996 and March 31, 1997, respectively. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. To date, the Company has been substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The Company is dependent on the proceeds of this Offering to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this Offering. In the event that the Company's plans change or prove to be inaccurate or if the proceeds of this Offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds" and "Certain Transactions."

    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately $1,090,110 (34%) of the Offering proceeds have been allocated to working capital. In addition, management of the Company may adjust the application and allocation of the net proceeds of this Offering, including funds received upon exercise of the Underwriters' over-allotment option or the exercise of any Public Warrants, if such adjustment is determined to be in the best interests of the Company in order to address changed circumstances and opportunities. Furthermore, to the extent that the Company's expenditures are less than projected, the resulting balance will be retained and used for general working capital purposes. As a result of the foregoing, the success of the Company will be substantially dependent upon the judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

Pending use of such proceeds, the net proceeds of this Offering may be invested by the Company in interest-bearing accounts, or invested in government obligations, certificates of deposit or similar short-term, low-risk investments. See "Use of Proceeds."

    BENEFITS TO RELATED PARTIES. Frank J. Mancini, a director and a shareholder, will be paid approximately $23,000 for consulting services from the Offering proceeds. In addition, the Company may use a portion of the proceeds of this Offering to pay salaries of its executive officers (estimated at $44,200 per month) and fees to Mr. Mancini for consulting services ($4,000 per month), to the extent that cash flow from operations is insufficient for such purposes. See "Management--Employment Agreements," "--Consulting Agreements," "Use of Proceeds," and "Certain Transactions."

    TECHNOLOGICAL FACTORS; UNCERTAINTY OF PRODUCT DEVELOPMENT AND COMMERCIALIZATION. Although the Company has completed the development of the technological aspects of certain of its products, which it believes perform the principal functions for which they have been designed, the Company has only commenced limited commercialization of its products for a limited number of users. Accordingly, there can be no assurance that, upon widespread commercial use, if any, these products or other products currently being developed by the Company will satisfactorily perform the functions for which they have been designed or that they will operate satisfactorily. The Company intends to use a portion of the proceeds of this Offering in connection with product refinement and enhancement of existing products and the development of additional products. Product development, commercialization, and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses, technical problems, or difficulties, as well as the possible insufficiency of funds to implement development efforts, which could result in abandonment or substantial change in product commercialization. The Company's success will be largely dependent upon its products meeting targeted cost and performance objectives of full production and the timely introduction of its products into the marketplace, among other things. There can be no assurance that the Company's products will satisfy current price or performance objectives, that unanticipated technical or other problems which would result in increased costs or material delays in introduction and commercialization will not occur, or that the Company's products will prove to be sufficiently reliable or durable under actual operating conditions or otherwise be commercially viable. Software and other technologies as complex as those incorporated into the Company's systems may contain errors which become apparent subsequent to widespread commercial use. Remedying such errors may delay the Company's plans and cause it to incur additional costs, or otherwise have a material adverse impact on the Company. See "Business--Products", "--Sales and Marketing" and "--Patents and Copyrights."

    CHANGES IN TECHNOLOGICAL CLIMATE. The high technology business in which the Company participates is characterized by rapidly changing technology and frequent new product introductions. The Company's success is dependent upon its ability to develop and market its products on a timely basis. There can be no assurance that the Company will be successful in developing or marketing such products to take advantage of the perceived demand for such products within the motor protection and electric utility industry. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies non-competitive or obsolete. See "Business--Competition" and "--Sales and Marketing."

    UNCERTAINTY OF MARKET ACCEPTANCE. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. The Company has not yet commenced significant marketing activities relating to product commercialization and currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Acceptance of the Company's products that are geared to the electric utility industry will involve retrofitting electric utility substations, which potential customers may be reluctant to do. Consequently, potential customers may elect to utilize other products with which they are familiar or which they believe to have more advantages over the Company's products, or may otherwise be reluctant to purchase the Company's products. Achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential customers as to the perceived benefits and distinctive characteristics of the Company's products. There can be no assurance that the Company will have available funds or other resources necessary to achieve such acceptance. See "Business--Sales and Marketing" and "--Competition."

    LIMITED MARKETING CAPABILITIES AND EXPERIENCE; DEPENDENCE UPON THIRD-PARTY RESELLERS. The Company has limited marketing experience and has conducted only limited marketing activities. The Company expects to continue to market directly to certain accounts and to market through a network of independent manufacturers' representatives and distributors. The Company's present manufacturers' representatives and distributors are not subject to minimum purchase requirements and can discontinue marketing the Company's products with minimum notice. There can be no assurance that the Company will be able to retain any of its present manufacturers' representatives or distributors, or expand its existing distribution network. Loss of any such persons or the inability to expand the existing distribution network could have a detrimental effect on the Company's ability to carry out its intended plan of operations.

    The Company, directly and through its independent sales network, also intends to establish a network of resellers, consisting primarily of value-added resellers ("VARS") and original equipment manufacturers ("OEMS") with established distribution channels to market the Company's products and to educate potential resellers to install and service its systems. The Company's prospects will be significantly affected by its ability to successfully develop relationships with VARS and OEMS and the marketing efforts of such resellers. While the Company believes that independent resellers with which it enters into such arrangements will have an economic motivation to market the Company's products, the time and resources devoted to these activities generally will be controlled by such entities and not by the Company. The Company will also be dependent upon such resellers to provide installation and support services. A decline in the financial prospects of particular resellers or of any of their customers, or inadequate installation and support services by resellers, could have an adverse effect on the Company. In addition, such resellers will likely market various product lines, including, in some cases, products directly competitive with the Company's products. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any third-party distribution or marketing arrangements or that such arrangements, if finalized will result in commercialization of any of the Company's products. See "Business--Sales and Marketing."

    DEPENDENCE UPON THIRD-PARTY MANUFACTURERS. The Company engages small contract manufacturers to supply its products, pursuant to purchase orders. As order volume increases, the Company has the flexibility of engaging larger manufacturers with greater production capabilities. There can be no assurance that its products can be manufactured reliably on a large-scale basis on commercially reasonable terms, or at all. The Company is substantially dependent on the ability of its third-party manufacturers to, among other things, meet the Company's design, performance and quality specifications.

    Failure by the Company's third-party manufacturers to comply with these and other requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party manufacturers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Moreover, the electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Failure of manufacturers to meet production demands of the Company, or allocations in the supply of certain high demand components could adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis. There can be no assurance that if such problems develop at a time when the Company is just beginning to deliver its products to the commercial marketplace, the Company will be able to rectify such problems to avoid a material adverse effect on its intended plan of operations or financial results. See "Business--Manufacturing and Materials."

    NO PATENTS OR INTELLECTUAL PROPERTY REGISTRATION; POSSIBLE NON-EXCLUSIVITY OF TECHNOLOGY; POTENTIAL LEGAL ACTION. The Company has not yet applied for patents or copyrights on its products, nor has it applied for trademark registration for any of its products' names. Although the Company intends to initiate patent and intellectual property applications for registration, there can be no assurance as to the breadth or degree of protection which patents or copyrights, if any, may afford the Company; that any patent and intellectual property applications will result in issued patents or registered copyrights or trademarks; that the Company's patents, copyrights or trademarks will be upheld if challenged; or that competitors will not develop similar or superior methods or products outside the protection of any patent or copyright issued to the Company. Although the Company is not aware of the infringement of its technologies by third-parties, and does not believe (nor has any party asserted) that the Company's products infringe on the proprietary rights of others, it is possible that any future patent or intellectual property rights of the Company's may not be valid, or if valid, that infringement of such proprietary rights may occur. In the event the Company's products infringe patents, intellectual property rights or proprietary rights of others, the Company may be required to modify the design of its products, change the name of its products or obtain a license for certain technology. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

    The Company also relies on confidentiality agreements with its directors, employees, consultants, and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how, and documentation of its proprietary technology. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. See "Business--Patents and Copyrights."

    COMPETITION. The Company is introducing new high technology products into markets that are dominated by competitors which have a significant share of the market for microprocessor control relay products in electrical substations in the United States. Current competitors such as General Electric, Siemens A.G., GEC Alsthom, Inc. and ABB Industrie A.G. have substantially greater financial, marketing and technical resources, more established manufacturing capability and distribution channels, stronger customer support organizations and greater name recognition than the Company. Such current or future competitors may develop competing technologies similar or more advanced than the Company's. There can be no assurance that the Company will be able to compete successfully in current or future markets. See "Business--Competition."

    DEPENDENCE ON KEY EXECUTIVES; RELATIONSHIP OF KEY EXECUTIVES. The success of the Company is dependent on the services and efforts of its existing key management personnel. Ms. Clewes and Messrs. Clarke, Smith, Swatland and Louw each have an employment agreement with the Company; however, the loss of the services of one or more of its existing management personnel would have a material adverse effect on the Company's business. Mr. Clarke and Ms. Clewes are husband and wife. The Company currently maintains key-man life insurance policies on the lives of David W. Clarke, Christine Clewes and Steven D. Smith, officers of the Company, and W. Haines Knox, an employee, but does not maintain life insurance policies covering any other officer or employee. The Company's success and plans for future growth will also depend on its ability to attract and retain additional qualified personnel. There is no assurance that the Company will be able to hire or retain such personnel in the future. See "Management."

    EXECUTIVE OFFICERS' LIMITED TIME WITH COMPANY. The Company's Executive Vice President of Operations, Vice President of International Sales and Vice President of Sales have recently joined the Company.

Therefore there can be no assurance that they will be able to function effectively as a group. The failure of the management team to work together effectively could have a material adverse effect on the Company's operations.

    NO INDEPENDENT DIRECTORS. While following this Offering the Company intends to elect two independent directors (including one designated by the Representative), presently all of the directors of the Company are employed by, or consultants to, the Company and receive compensation from the Company.

    IMMEDIATE AND SUBSTANTIAL DILUTION. Upon completion of this Offering, the pro forma net tangible book value per share of the Common Stock, would be $.90, representing an immediate dilution of $4.10 of pro forma net tangible book value per share, or 82.0%, to the public investors and an increase of $.99 per share to existing shareholders. The exercise of the Public Warrants included in the Securities offered hereby will result in further dilution to the public investors. See "Dilution."

    CONTROL BY MANAGEMENT. Upon consummation of this Offering, David W. Clarke, President, Chief Executive Officer and Chairman of the Board, and his wife, Christine Clewes, Vice President, Marketing and a director, will beneficially own 22.98% of the shares of Common Stock outstanding. Together, they may be in a position generally to control the affairs of the Company. For example, these two stockholders, individually and as a group, or together with others, including directors and executive officers of the Company and other principal stockholders, may be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption of amendments to the Company's certificate of incorporation or by-laws and the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of the Company's assets. Such control by existing stockholders could also have the effect of delaying, deferring or preventing a change in control of the Company. See "Beneficial Ownership of Principal Stockholders and Management" and "Description of Securities."

    POTENTIAL LIABILITY AND INSURANCE. The Company's products are designed for electric power protection and control purposes. Should any of its products fail in operation, the Company could have potential liability to its customers in amounts which cannot be estimated. The Company maintains product liability insurance with a $1,000,000 limit of coverage which it believes is adequate for its potential liability. There can be no assurance that any insurance maintained by the Company will cover, as to scope or amount, any claims made against the Company or that appropriate insurance will be available in the future at acceptable cost or at all.

    NO DIVIDENDS ANTICIPATED. The Company does not intend to pay dividends in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."

    NO PRIOR PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICES; POSSIBLE VOLATILITY OF SECURITIES. Prior to this Offering, there has been no public market for the Company's Securities. Accordingly, there can be no assurance that an active trading market will develop or, if developed, that it will be sustained upon the completion of this Offering or that the market prices of the Securities will not decline below the initial public offering prices. The initial public offering prices of the Securities and the terms of the Public Warrants have been arbitrarily determined by negotiations between the Company and the Underwriters and do not necessarily bear any relationship to the Company's assets, book value, net earnings, net sales or other established criteria of value, and should not be considered indicative of the actual value of the Securities. See "Underwriting." The stock market has, from time to time, experienced extreme price and volume fluctuations, which often have been unrelated to the operating performance of particular companies. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results of the Company, may have a significant impact on market prices of the Securities.

    LIMITED EXPERIENCE OF THE REPRESENTATIVE. The Company has entered into an Underwriting Agreement with May Davis Group, Inc. under which that company is the managing underwriter or representative (the "Representative"). The Representative was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the National Association of Securities Dealers, Inc. (the "NASD") in June 1995. The Representative is principally engaged in retail brokerage and market making activities and various corporate finance projects. The Representative has acted as a placement agent in private offerings and has participated as a member of the underwriting syndicate or as a selected dealer in one public offering and it has acted solely one time as the lead manager in only one public offering of securities. While certain of the officers of the Representative have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Representative's lack of experience as a lead managing underwriter of public offerings will not adversely affect this Offering and the subsequent development of a liquid public market in the Company's securities. See "Underwriting."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF PUBLIC WARRANTS. The Public Warrants are subject to redemption by the Company. Redemption of the Public Warrants could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which may be substantially less than the market value of the Public Warrants at the time of redemption. The holders of the Public Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Public Warrants unless the Public Warrants are exercised before they are redeemed. The holders of Public Warrants will not possess any rights as stockholders of the Company unless and until the Public Warrants are exercised. See "Description of Securities--Warrants."

    CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH EXERCISE OF PUBLIC WARRANTS. The Company will be able to issue shares of its Common Stock upon exercise of the Public Warrants only if there is a then current prospectus relating to the Common Stock issuable upon the exercise of the Public Warrants under an effective registration statement filed with the Commission and only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Public Warrants reside. Although the Company will use its best efforts to meet such requirements, there can be no assurance that the Company will be able to do so. The failure of the Company to meet such requirements may deprive the Public Warrants of any value and cause the resale or other disposition of Common Stock issued upon the exercise of the Public Warrants to become unlawful. See "Description of Securities--Warrants."

    POSSIBLE ADVERSE IMPACT ON MARKET OF WARRANT EXERCISE. In the event of the exercise of a substantial number of Public Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities--Warrants."

    POSSIBLE ADVERSE IMPACT OF UNDERWRITERS' WARRANT. In connection with the Offering, the Company will sell to the Underwriters, for nominal consideration of $10, an Underwriters' Warrant exercisable for 80,000 shares of Common Stock at $8.25 per share and/or 80,000 Public Warrants at $.4125 per warrant. The Underwriters' Warrant will be exercisable for a period of five years, commencing one year after the date of this Prospectus. The Underwriters' Warrant will not be redeemable by the Company. The holders of the Underwriters' Warrant will have the opportunity to profit from a rise in the market price of the Securities, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriters' Warrant is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Warrant.

    The Underwriters have "piggy back" and demand registration rights with respect to the Common Stock issuable upon exercise of the Underwriters' Warrant (and the Public Warrants issuable thereunder). Any future exercise of these registration rights may cause the Company to incur substantial expense and could impair the Company's ability to raise capital through the public sale of its securities. See "Dilution," "Shares Eligible for Future Sale" and "Underwriting."

    UNDERWRITERS' SIGNIFICANT INFLUENCE ON THE COMPANY. The Company has entered into an Underwriting Agreement with May Davis Group, Inc., the Representative and managing underwriter, pursuant to which, among other things, the Company has granted the Underwriters a three-year preferential right with respect to future financing relating to the offering of the Company's securities. The Underwriting Agreement also gives the Underwriters the right, for a period of three years from the Effective Date, to appoint a designee of the Underwriters as an advisor to the Company's Board of Directors or, in the alternative, to designate one person for election as a director of the Company. The Representative has indicated to the Company that it intends to appoint a director, although such person has not been identified. In addition, the Company has agreed to enter into a management and financial consulting agreement to retain the Representative as a financial consultant for a period of three years at a monthly fee of approximately $2,187.50, payable in full, in advance, at the closing of this Offering; the consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder.

    LIMITATION ON DIRECTOR LIABILITY UNDER DELAWARE LAW. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

    DEPENDENCE ON MAJOR CUSTOMERS. Substantially all of the Company's sales for the fiscal year ended 1996 and the three months ended March 31, 1997 were derived from Jeanelac, US Steel and Phasetronics. The Company anticipates that these companies will continue as major customers in the foreseeable future. Therefore, the loss of any of these customers could have a material adverse effect on the business of the Company. See "Business--Sales and Marketing."

    POSSIBLE DILUTIVE EFFECT OF OPTIONS AND WARRANTS AND ADVERSE EFFECT ON MARKET PRICE. No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or stock options), or the possibility that such sales could occur, could adversely affect the market price of the Common Stock and could also impair the Company's ability to raise capital through an offering of its equity securities in the future. As of the date of this Prospectus, the Company granted options for 351,500 shares of Common Stock to various employees of the Company, 130,750 of which options are first exercisable commencing one year from their respective dates of grant (approximately July 1, 1997 to November 21, 1997), 45,000 of which are first exercisable one year from the date of this Prospectus, and the balance of which (175,750) are exercisable incrementally over six months after their respective initial exercise dates, all at an exercise price of $4.00 per share. Further, the Company issued a total of 150,000 common stock purchase warrants to three employees, which are exercisable at $5.50 per share commencing one year from the date of this Prospectus until September 26, 2001 as to two warrants and November 1, 2001 as to the third warrant. The Company also issued common stock purchase warrants to consultants for an aggregate of 950,000 shares, 400,000 of which are exercisable at $3.00 per share commencing one year from the date of this Prospectus until May 10, 2001; 250,000 of which are exercisable at $4.00 per share commencing June 1, 2000 (unless the Company agrees to an earlier exercise) until June 1, 2002; 250,000 of which are exercisable at $5.50 per share commencing June 1, 2000 (unless the Company agrees to an earlier exercise) until June 1, 2002, and 50,000 of which are exercisable at $5.50 per share commencing June 30, 2000 (unless the Company agrees to an earlier exercise) until June 30, 2002. In addition, the Company issued 250,000 common stock purchase warrants to private placement investors which shall have the same exercise price and terms as the Public Warrants offered hereby. Further, in connection with this Offering, the Company will issue to the Underwriters an Underwriters' Warrant entitling the Underwriters, for four years commencing one year from the date of this Prospectus to purchase, for $8.25 per share, 80,000 shares of the Company's Common Stock and/or 80,000 Public Warrants at a purchase price of $.4125 per warrant. The issuance of any additional shares by the Company in the future may result in a reduction of the book value or market price of the then outstanding Common Stock. For the life of the Underwriters' Warrants, the Public Warrants, non-public warrants and options, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. Any rise in the market price of the Common Stock may encourage the holders to exercise such warrants or options, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while such warrants and options are outstanding. See "Description of Securities."

    SHARES ELIGIBLE FOR FUTURE SALE. Upon the closing of this Offering, there will be issued and outstanding 3,304,794 shares of Common Stock, of which 800,000 shares will be freely tradable. The remaining 2,504,794 shares of Common Stock are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act. Under recent amendments to Rule 144 by the SEC, which are effective April 29, 1997, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitaiton by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. Certain shareholders (excluding officers and directors) holding 1,433,529 shares of restricted Common Stock, will be eligible to sell such shares under Rule 144 as of the date of this Prospectus as to 902,996 shares; July 1997 as to 25,333 shares; and, August through December 1997 as to 528,500 shares. However, shareholders holding 1,133,989 of such shares have agreed not to sell those shares for periods ranging from 13 months to 24 months from the Effective Date, without the prior consent of the Representative. Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices of the Company's securities.

    Each of the Company's directors and officers, holding a total of 1,071,265 shares of Common Stock and warrants, options and rights to acquire another 641,666 shares of Common Stock, have agreed not to publicly offer, sell or otherwise dispose of any Common Stock for a period of 24 months after the date of this Prospectus without the prior written consent of the Underwriters, with the exception of 21,365 shares which are held by one of the Company's directors as custodian for his children. All of such shares would, but for the lock-up, be available for sale as of the date of this Prospectus, subject to certain volume limitations and other requirements of Rule 144. Future sales of substantial amounts of Common Stock, or the potential for such sales, could adversely affect prevailing market prices. See "Shares Eligible For Future Sale."

    POSSIBLE RESTRICTIONS ON MARKET MAKING ACTIVITIES IN THE
SECURITIES. Although they have no legal obligation to do so, the Underwriters from time to time may act as market makers and otherwise effect transactions in the Securities. Unless granted an exemption by the Commission from Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"), the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from five business days prior to any solicitation by the Underwriters of the exercise of any Public Warrant until the completion of such solicitation activity. However, the foregoing 5-day restriction period is reduced to one day where the security has an average daily trading volume of $100,000 and the public float for the issuer's equity securities is at least $25 million; and, there is no restrictive period where the average daily trading volume of the security is $1 million and the public float for the issuer's equity securities is at least $150 million. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Public Warrants are exercisable. The prices and liquidity of the Securities may be adversely affected by the cessation of the Underwriters' market making activities.

    POSSIBLE DELISTING OF SECURITIES; NASDAQ SMALL CAP MARKET. Prior to this Offering, there has been no established trading market for the Company's Securities and there is no assurance that a trading market for such Securities will develop after the completion of this Offering. If a trading market does in fact develop for the Securities offered hereby, there can be no assurance that it will be sustained. Trading in such Securities is subject to official notice of issuance that the Common Stock and the Public Warrants have been approved for trading on the NASDAQ SmallCap Market. If the listing is approved, the continued trading of the Common Stock and the Public Warrants on the NASDAQ SmallCap Market is conditioned upon the Company meeting certain criteria. The NASD, which administers NASDAQ, currently requires that, in order for a company's securities to be listed on the NASDAQ SmallCap Market, the Company must have $4,000,000 in total assets, a $1,000,000 market value of the public float and $2,000,000 in total capital and surplus. Further, initial listing requires two market makers and a minimum bid price of $3.00 per share. Continued inclusion on the NASDAQ SmallCap Market currently requires two market makers and a minimum bid price of $1.00 per share; provided, however, if the Company falls below the minimum bid price, it will remain eligible for continued inclusion if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. However, NASDAQ has recently proposed revisions to its listing and maintenance criteria which if adopted would make it more difficult for a company to become listed and thereafter maintain its listing. The proposed new listing criteria, in so far as they would be applicable to the Company, require a company to have net tangible assets of $4,000,000, a public float of 1,000,000 shares, a market value of the public float of not less than $5,000,000 and a minimum bid price of $4.00. The proposed new maintenance criteria require, among other alternatives, net tangible assets of $2,000,000, a public float of 500,000 shares, a market value of the public float of not less than $1,000,000 and a minimum bid price of $1.00. NASDAQ has indicated that for companies, like the Company, who are first listed after June 2, 1997 but before the proposed rules are adopted and become effective, such companies will be listed under the existing listing criteria but will have to satisfy the new listing criteria within a period of 90 days after the new listing criteria become effective. There has been no indication of when the new listing criteria will be approved.

    The Company cannot now satisfy the new listing criteria since its public float after the completion of the Offering will be 800,000 shares and its does not have $4,000,000 in net tangible assets. The Company is considering possible alternatives for meeting the public float and asset requirements; however, there is no assurance that the Company will be successful in meeting the new requirements, or if successful, that it will be able to maintain its listing under the new listing maintenance criteria. Should the Company not satisfy the new listing criteria when required to do so, or should it be unable to satisfy the NASDAQ maintenance criteria for listing, its Securities may be delisted from NASDAQ, which delisting could materially adversely affect the trading market for the Common Stock and/or the Public Warrants. In such event, trading in the Securities would be conducted in the over-the-counter market known as the NASD OTC Electronic Bulletin Board, or more commonly referred to as "pink sheets." The Representative is not presently permitted to make a market in securities traded on the OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Securities. There can be no assurance that the Securities will not be delisted. See "Underwriting."

    PENNY STOCK REGULATION. In the event the Common Stock is delisted from trading on NASDAQ SmallCap Market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock would also be subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Securities and Exchange Commission (the "Commission"), any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this Offering to sell their securities in the secondary market. There can be no assurance that the Common Stock will not be treated as a penny stock.

    ANTI-TAKEOVER CONSIDERATIONS INCLUDING POSSIBILITY OF FUTURE ISSUANCE OF PREFERRED STOCK. The Company's certificate of incorporation authorizes the Board of Directors to issue up to 5,000,000 shares of preferred stock in one or more series, having terms fixed by the Board of Directors without shareholder vote, including voting, dividend or liquidation rights that could be greater than or senior to the rights of holders of Common Stock. The rights of holders of Common Stock will be subject to, and may be materially adversely affected by the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company's certificate of incorporation also specifically adopts the governance of Section 203 of the Delaware Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" ("Business Transaction") with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder (i.e., a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock). The Board's authority to issue preferred stock and the provisions of Section 203 could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, and any such impediment could serve to entrench management and may not be in the best interests of the Company's shareholders. The Company has no current intentions or plans to issue any such preferred stock. See "Description of Securities--Anti-Takeover Provisions of Delaware Law; Certain Provisions in Certificate of Incorporation."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 800,000 shares of Common Stock and 800,000 Public Warrants offered hereby (after deducting underwriting discounts and commissions and other expenses of the Offering approximating $994,260) are estimated to be $3,205,740 ($3,434,115 if the Underwriters' over-allotment option is exercised in full). See "Underwriting." The Company expects such funds to be utilized over the next twelve months approximately as follows:

                                                                                                      APPROXIMATE
                                                                                                       PERCENTAGE
                                                                                       APPROXIMATE         OF
APPLICATION OF PROCEEDS                                                               DOLLAR AMOUNT   NET PROCEEDS
------------------------------------------------------------------------------------  --------------  ------------
Product Development and Engineering(1)..............................................   $    810,000         25.3%
Advertising, Marketing and Promotion(2).............................................        807,630         25.2%
Capital Expenditures(3).............................................................        475,000         14.8%
Payment of Consulting Fee(4)........................................................         23,000           .7%
Working Capital (5).................................................................      1,090,110         34.0%
                                                                                      --------------  ------------
      TOTAL.........................................................................   $  3,205,740        100.0%
                                                                                      --------------  ------------
                                                                                      --------------  ------------

------------------------------

(1) Includes anticipated costs for software in the amount of $325,000 for new product lines currently in development (i.e., the CMPR1 (motor protection relay), and FPR2 and FPR3 (feeder protection relays); engineering costs associated with product tooling in the approximate amount of $160,000; and engineering salaries in the approximate amount of $325,000.

(2) Represents anticipated costs associated with advertising and promotion, including trade shows and trade publications.

(3) Represents anticipated costs associated with purchasing equipment, including computer hardware, engineering and testing equipment.

(4) Represents payment of consulting fees of approximately $23,000 to Frank J. Mancini, a director and shareholder of the Company. See "Certain Transactions."

(5) The Company may use a portion of the proceeds to pay salaries of its executive officers (estimated at $44,200 per month) and fees to Frank Mancini, a director, for consulting services ($4,000 per month until September 1, 1997) to the extent that cash flow from operations is insufficient for such purposes. See "Management--Employment Agreements," and "--Consulting Agreements."

    The foregoing represents the Company's current estimate of the allocation of the net proceeds of the Offering based upon certain assumptions relating to the costs associated with the implementation of the Company's proposed business operations. Future events, including problems, delays, expenses and complications frequently encountered by companies which seek to develop new technologies or establish new services or introduce services to a new market, as well as changes in economic conditions, regulatory or competitive conditions, and the success of the Company's marketing activities, may make shifts in the allocation of funds necessary or desirable. There can be no assurance that the Company's estimates will prove to be accurate or that unforeseen expenses will not be incurred.

    The Company believes that the net proceeds of this Offering will satisfy the Company's capital requirements for at least twelve months. During those twelve months, the Company's efforts will be directed at developing and implementing its proposed business operations.

    Prior to expenditures, the net proceeds of this Offering will be invested principally in high grade short-term interest-bearing investments. Any proceeds received upon exercise of the over-allotment option or any of the Company's Warrants will be used for working capital.

                                    DILUTION

    The pro forma negative net tangible book value of the Company at March 31, 1997 was $227,718 or $.09, per share of Common Stock. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding. After giving effect to the receipt of net proceeds from the sale of the shares offered hereby, the pro forma, as adjusted net tangible book value of the Company at March 31, 1997, would have been $2,978,022 or $.90 per share of Common Stock, representing an immediate dilution of $4.10 (or approximately 82.0%) per share to the public investors. The following table illustrates the per share dilution:

Initial public offering price per share.......................................             $    5.00
Pro forma net tangible book value per share before Offering(1)................  $    (.09)
Increase in pro forma net tangible book value per share attributable to public
  investors...................................................................        .99
Pro forma as adjusted net tangible book value per share after
  Offering(2)(3)..............................................................                   .90
                                                                                           ---------
Dilution per share to public investors........................................             $    4.10
                                                                                           ---------
                                                                                           ---------

    The following table sets forth, as of the date of this Prospectus, the number of shares of Common Stock purchased, the percentage of total shares purchased, the total consideration paid, the percentage of total consideration paid and the average price per share paid by the existing stockholders of the Company and the investors in this Offering:

                                                 SHARES PURCHASED         TOTAL CONSIDERATION
                                              -----------------------  -------------------------   AVERAGE PRICE
                                                NUMBER    PERCENTAGE      AMOUNT     PERCENTAGE      PER SHARE
                                              ----------  -----------  ------------  -----------  ---------------
Existing Stockholders(1)....................   2,504,794       75.8%   $  2,646,653       39.8%      $    1.06
Public Investors(2)(3)(4)...................     800,000       24.2%      4,000,000       60.2%      $    5.00
                                              ----------  -----------  ------------  -----------
Total.......................................   3,304,794      100.0%   $  6,646,653      100.0%
                                              ----------  -----------  ------------  -----------
                                              ----------  -----------  ------------  -----------

------------------------

(1) Pro forma to reflect (a) repurchase and retirement of 299,000 shares of Common Stock in exchange for the reduction of the exercise price of warrants to purchase 400,000 shares of Common Stock from $5.50 to $3.00 per share,
    (b) contribution of 25,000 shares of Common Stock without consideration, and
    (c) issuance of 17,360 shares of Common Stock under anti-dilution provisions.

(2) Does not include: (a) up to 120,000 shares and 120,000 Public Warrants subject to issuance under the over-allotment option; (b) 80,000 shares and 80,000 Public Warrants subject to the Underwriters' Warrant; (c) up to 41,666 shares issuable under license agreement; or (d) other outstanding options or warrants. To the extent that any warrants or options are exercised, there may be further dilution to the public investors.

(3) In the event that the Underwriters exercise their over-allotment option in full, the net tangible book value after this Offering would be $1.03 per share which would result in an immediate dilution of $3.97 to the public investors.

(4) Allocates no value to the Public Warrants offered hereby.

                                 CAPITALIZATION

    The following table sets forth the debt and capitalization of the Company at March 31, 1997, and as adjusted to give effect to the sale of 800,000 shares of Common Stock and 800,000 Public Warrants by the Company in the Offering at $5 per share and $.25 per Public Warrant and the application of the net proceeds therefrom. This information should be read in conjunction with the financial statements and the notes thereto, as well as "Summary Financial Information," appearing elsewhere in this Prospectus.

                                                                                   MARCH 31, 1997
                                                                   ----------------------------------------------
                                                                                                    PRO FORMA
                                                                                                        AS
                                                                      ACTUAL      PRO FORMA(1)    ADJUSTED(2)(3)
                                                                   -------------  -------------  ----------------
Loans payable--stockholders......................................  $     598,075   $   598,075    $      598,075
                                                                   -------------  -------------
Stockholders' Equity
  Preferred Stock, $.01 par value; authorized: 5,000,000 shares;
    issued and outstanding: none
  Common Stock, $.01 par value; authorized: 15,000,000 shares;
    issued and outstanding: 2,811,434 actual,2,504,794 pro forma,
    and 3,304,794 pro forma, as adjusted.........................         21,280        18,214            26,214
  Additional paid-in capital.....................................      2,325,404     2,328,470         5,526,210
  Deficit........................................................     (2,499,363)   (2,499,363)       (2,499,363)
  Less prepaid rent..............................................        (13,333)      (13,333)          (13,333)
                                                                   -------------  -------------  ----------------
      Total Stockholders' Equity.................................       (166,012)      166,012         3,039,728
                                                                   -------------  -------------  ----------------
      Total Capitalization.......................................  $     432,063   $   432,063    $    3,637,803
                                                                   -------------  -------------  ----------------
                                                                   -------------  -------------  ----------------

------------------------

(1) Pro forma to reflect (a) repurchase and retirement of 299,000 shares of Common Stock in exchange for the reduction of the exercise price of warrants to purchase 400,000 shares of Common Stock from $5.50 to $3.00 per share,
    (b) contribution of 25,000 shares of Common Stock without consideration, and
    (c) issuance of 17,360 shares of Common Stock under anti-dilution provisions.

(2) Pro forma, as adjusted to reflect the pro forma adjustments referred to in footnote (1) and gives effect to the sale of 800,000 shares of Common Stock and 800,000 shares of Public Warrants of the Company in the Offering at $5 per share and $.25 per warrant, net of anticipated expenses of $994,260.

(3) Does not include: (a) up to 120,000 shares and 120,000 Public Warrants subject to issuance under the overallotment option; (b) 80,000 shares and 80,000 Public Warrants subject to the Underwriters' Warrant; (c) up to 41,666 shares issuable under license agreement; or (d) other outstanding options or warrants.

                                DIVIDEND POLICY

    The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. See "Description of Securities."

                 MANAGEMENT'S DISCUSSION OF PLAN OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE COMPANY'S PLAN OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE BUT ARE NOT LIMITED TO THOSE DISCUSSED IN "RISK FACTORS."

OVERVIEW

    The Company was incorporated in 1994 for the purpose of engaging in the development, production and marketing of protection relays for heavy industry and electric utilities worldwide. The Company's initial products are a motor protection relay developed to protect medium to large motors, and a feeder protection relay designed to protect industrial equipment and utility substations.

    From inception to September 1996, the Company's operating activities were related primarily to recruiting personnel, raising capital, purchasing operating assets and performing research and development.

    The Company's strategy is to develop products for heavy industry that are price competitive and have performance and other features not found in competitors' products. As part of product development, the Company first tests a product at its facility and then "beta" tests the product. Beta testing is the testing of the unit on a customer's site under the customer's normal operating conditions with the understanding that there could be undetected "bugs" or additional features which have not yet been implemented. Feedback from the customer at the beta testing stage regarding the operation and features of the unit are analyzed by the Company for possible modification of the unit prior to final commercial release.The Company plans on beta testing two new motor protection relay products in May and June 1997. Currently in development and scheduled for beta testing in August 1997 is a new feeder protection relay. The Company expects to have an overvoltage/undervoltage relay ready for beta testing in September 1997. With these additional products, the Company will have a complete range of relay products for heavy industry and power utilities. Each new relay is more unique and has a wider potential customer base than its predecessor. The final product in the Solaris protection relay family, NOVA, is expected to outperform existing products and provide a range of substation protection features that have never previously been available in the electric power utility industry. The Company is in the process of having patent applications prepared for a patent on NOVA; however, there is no assurance that a patent will be awarded, or if awarded, there can be no assurance as to the breadth or degree of protection which a patent, if any, may afford the Company; that any patent will be upheld if challenged; or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company.

RESULTS OF OPERATIONS

    REVENUES. Prior to the year ending December 31, 1996, the Company had no sales. For the year ended December 31, 1996 the Company had sales of $294,734 which generated a gross profit of $96,931. For the three months ended March 31, 1997, the Company had sales of $437,799 which generated a gross profit of $203,274.

    OPERATING EXPENSES: The Company's operating expenses have been about $130,000 per month during the three months ended March 31, 1997. However, as the Company expands operations, which the Company believes is essential to achieving and maintaining market leadership, the Company anticipates that operating expenses will increase.

    In order to meet its cash requirements until the consummation of this Offering, the Company arranged for factoring and financing of its accounts receivable. Under a factoring agreement between the Company and Queensbury, Inc., a Florida corporation, some of whose shareholders are also shareholders of the Company (none of whom is an officer, director or principal shareholder of the Company), the Company sold accounts receivable at a 6% discount, plus pays a fee on the outstanding balance at the rate of 1% per month. The Company is obligated to repurchase accounts which are delinquent for six consecutive months. This agreement was terminated effective December 31, 1996, at which time accounts receivable sold under the agreement were $160,350. At March 31, 1997, $156,010 of such amount remained uncollected.

    The factoring agreement was converted to a revolving line of credit agreement between the Company and the same lender, effective January 1, 1997. Under that agreement, the Company may borrow 94.5% of the face amount of accounts receivable which are collateral for the loans. Interest accrues at 1% per month and is payable monthly on the outstanding principal balance of each such loan. The loans are repaid at 100% of the face amount of the collateralized accounts as the Company receives payments from the customers. The maturity date for amounts owed under the loan agreement is December 31, 1998. The maximum amount available under the agreement is $500,000 and at March 31, 1997, there was an outstanding obligation of $257,241 under this agreement.

    Additionally, the Company entered into a cash advance and security agreement with Framan Company, a business entity owned by Frank J. Mancini, a shareholder and a director of the Company. Under the agreement, Framan Company advances funds to the Company for the purchase of parts inventory and equipment and receives a security interest in the parts and equipment. The advances accrue interest at 2% above the prime rate and are payable interest only commencing on the first business day of the month following the closing of the Offering and continuing on the first business day of each month thereafter until the outstanding principal and all accrued interest is repaid. Principal is due and payable one-half on the earlier of June 1, 1999, or the last day of the first fiscal quarter that the Company's gross revenue exceeds $500,000, subject to cash flow; and one-half, or more, of the then outstanding principal balance is due and payable on the last day of each subsequent fiscal quarter that the Company's gross revenue exceeds $500,000, subject to cash flow. Outstanding principal and interest is to be paid in full on or before December 31, 1999. As of March 31, 1997, the Company had been advanced $449,151 under this agreement.

    The Company believes that the foregoing arrangements will allow the Company to have cash available to meet its operating expenses, including inventory requirements, until the closing of this Offering.

    RESEARCH AND DEVELOPMENT: Research and development expenses consist primarily of salaries and consulting fees to support technological product development. Costs of software to be sold, incurred after technological feasibility has been established and until it is available for general release, are capitalized. Salaries and other material costs are expensed. The Company believes that continuous development will occur for new products and has added four new engineers to replace consultants which the Company believes will be more cost efficient.

    During the fiscal year ended December 31, 1996, and the three months ended March 31, 1997, the Company spent approximately $334,750 and $106,366, respectively, on research and development. Expected research and development costs for the fiscal year ended December 31, 1997 are estimated to be $300,000 in salaries for software engineers (4 persons); $300,000 in salaries for hardware engineers (8 persons); $150,000 for engineering equipment; and $150,000 for product tooling.

    SALES AND MARKETING: Sales and marketing expenses, which currently represent less than 10% of expenses, will grow as more products are developed. The Company currently develops its own marketing materials in-house to save costs; however, since the Company is planning to penetrate a global market place, the Company expects these costs to increase at a faster rate than other costs.

    EXECUTIVE OFFICER SALARIES. Salaries for the Company's five executive officers for fiscal year ended December 31, 1997 are expected to aggregate $530,000. See "Management--Employment Agreements."

INCOME TAXES

    As of March 31, 1997, the Company had federal net operating loss carry forwards of approximately $2,460,000. This net operating loss can be carried forward for fifteen years to offset future taxable income.

FACTORS AFFECTING OPERATING RESULTS

    As a result of the Company's limited operating history, the Company does not have historical financial data for a significant number of periods on which to base planned operating expenses. Additionally, the Company has not yet generated enough revenue to become profitable on a month-to-month basis. Accordingly, the Company's expense levels are based entirely on its expectations as to future revenues and to a large extent are variable. The Company in the past used outside independent contractors to support its limited number of development personnel. However, the Company found that development schedules were difficult to control and the Company experienced unanticipated development cost overruns. The Company plans to hire additional personnel and to fund internal research and development at a level sufficient to meet the Company's planned introduction of new products. Additionally, the Company plans to increase its sales and marketing expenses to increase potential customer awareness of its products. The Company currently has 23 employees and anticipates hiring approximately another 14 employees within twelve months from the date of this Prospectus.

    The Company distributes its products to customers directly and through independent manufactures' representatives and distributors. The Company anticipates that its largest customer base will be OEMS; however, the Company is just beginning to exploit the OEM market and it is uncertain whether the Company can timely supply products in the quantities that OEMS may require.

    The Company is dependent on and intends to use the proceeds of this Offering to implement its proposed expansion. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with, and the timetable for, its proposed expansion), that the proceeds of this Offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the successful consummation of this Offering.

    The Company expects to experience significant fluctuations to future quarterly operating results that may be caused by many factors, including demand for the Company's products, introduction of new technological developments, the introduction, enhancement and market acceptance of new and existing products, the introductions of competing products, and general economic conditions. Further, the Company's products have long sales cycles. Occasionally, a product may be evaluated by customers for a period of time, after which the Company may be required to modify the product to meet the customer's needs, after which the product is evaluated again prior to a purchase order being issued. Payment for foreign sales is normally net 60 days and net 30 days for domestic sales. The Company anticipates that a significant portion of its business will come from foreign sales. As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance.

LIQUIDITY AND CAPITAL RESOURCES

    To date, the Company has primarily financed its operations through private sales of equity and debt securities as well as loans and capital contributions by stockholders including the factoring and accounts receivable financing and cash advance agreements.

    From December 1994 to December 1995, the Company raised in the aggregate $580,000 through the sale of Common Stock. On June 3, 1995 certain stockholders advanced $122,154 to the Company which has been partially repaid leaving a balance at October 31, 1996 of $85,121. During January to April of 1996 a stockholder advanced the Company $60,840 which was subsequently converted to 64,994 shares of Common Stock. During January to April of 1996, the Company borrowed an aggregate of $178,087, which principal amount plus interest totaling $190,703 was converted to 203,726 shares of Common Stock. During March to May the Company sold convertible debentures for net proceeds of $54,980. These were converted to 25,333 shares of Common Stock effective July 1, 1996. On May 15, 1996 the Company completed a bridge financing of $250,000 which was repaid from proceeds of a subsequent private placement. Starting in June 1996 through November 15, 1996, the Company conducted a private placement in which the Company sold 50 units resulting in net proceeds of $1,305,000 after payments to the placement agent. See "Certain Transactions."

    The Company began generating sales in October 1996 and for the year ended December 31, 1996 and the three months ended March 31, 1997 had sales of $294,734 and $437,799, respectively. During the three months ended March 31, 1997, the Company shipped approximately 373 FPRI units and 58 CMPR2 units. During the six months ended September 30, 1997, the Company expects to ship approximately 1200 FPR1 units and approximately 180 CMPR2 units to customers in North America, Taiwan, Brazil and South Africa. Additionally, the Company has orders subject to satisfactory completion of development and beta testing for certain of its other products. The Company believes that the revenue to be generated from these sales together with the proceeds from this Offering will be sufficient to meet its anticipated needs for working capital, capital expenditures, new research and development, and increased engineering staff for at least the next 12 months. Thereafter, sales from products that have been developed in 1996 are expected to provide sufficient cash or provide the basis for conventional bank financing for growth of accounts receivable and inventory. Prior to the closing of this Offering, the Company expects to utilize its line of credit under the revolving line of credit and cash advance agreements in order to generate cash.

PROPOSED ACCOUNTING STANDARDS

    On June 14, 1996, the American Institute of Certified Public Accountants issued an exposure draft of a Statement of Position on Software Revenue Recognition which may require the Company to change their method of recognizing revenue effective for the year ending December 31, 1997. The Company has not analyzed or determined the effect, if any, which may result, but management of the Company does not believe there will be a material effect of such change and any change would be charged to operations.

                                    BUSINESS

GENERAL

    Apollo International of Delaware, Inc. (the "Company") was formed in Delaware in November, 1994 with its principal place of business located in Apollo Beach, Florida. The Company designs and sells to industry and electric utilities electric power protection and control products utilizing new computer and fiber optics technologies. The Company is developing concurrently two product lines, the first of which (designated as "CMPR" products) is designed to monitor motors used by industrial users, and the second of which (designated as "SOLARIS" or "NOVA" products), is designed to monitor electric power transmission for industrial users and electric utilities. The target market for the motor protection and control product line is industrial end users such as steel mills, mining operations, pulp and paper mills, and petrochemical companies. The NOVA product line is designed for the utility substation marketplace which includes, public and investor owned utilities, cogeneration facilities, and large industrial users who operate their own electric power substations. The following discussion contains forward looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

PRODUCTS

    THE CONTROL AND MOTOR PROTECTION RELAYS (CMPR).

    The CMPR products are motor protection relays designed for the medium to heavy industrial electric motor market. The CMPR is a hardware and software package designed to provide a high level of protection to expensive electric motors used throughout heavy industries such as mining operations, chemical and petrochemical, steel mills, and paper manufacturing facilities. The CMPR, which is attached to a motor directly or indirectly through a circuit breaker, is a digital protection device (relay) similar to a circuit breaker that monitors the motor and either shuts down the motor or sets off an alarm upon detection of irregularities such as shorts to ground, loss of a phase of power, overheating, failing gears, or an unbalanced rotor. The CMPR offers an advantage over other types of motor protection devices because it contains its own "intelligence" and as such is not required to communicate with any other "off-site" device for instructions before making the decision to shut down a motor, sound an alarm, or do nothing.

    The Company is currently marketing the CMPR2 relay which is designed to protect motors with a minimum of 5000 horsepower. The motor protection and control products share a common technology and the Company anticipates developing and marketing variations of the CMPR2 offering varying degrees of motor protection (i.e., monitoring voltage, ground current, motor temperature) and/or control (i.e., starting up and shutting down the motors), depending on the types of motors and needs of potential customers. Under current development and scheduled for beta testing in May 1997 is the CMPR1 relay product which is designed for small to medium motors with horsepower ranging from 100 HP to 5,000 HP. The CMPR1 products are versions of the CMPR2 in a streamlined package with fewer features selling at a lower price. Management believes that the market is substantially larger for the CMPR1 than for the CMPR2 due to the larger number of lower horsepower motors used in industry. The Company expects to release the first of such products in the second quarter of 1997. The Company also has in development another variation of the CMPR2 which is designed for motors which require more control features than motor protection features (the MCR1-motor control relay). The Company anticipates that this product will be ready for beta testing by the third quarter of 1997. Also in development is the SMPR1 (synchronious motor protection relay) which the Company expects to have ready for beta testing approximately in the third quarter of 1997. The price range for a CMPR2 motor protection relay is $2,195 to $3,734 per unit, depending on the number of added features the customer requests. The CMPR1 price range is expected to be $1,095 to $1,570 per unit. The Company expects to price the SMPR1 synchronious motor protection relay at $1,595 per unit.

    THE NOVA PRODUCT FAMILY

    The NOVA product line is a family of feeder breaker relays that are designed to provide protection and control for both electric power utility substations and heavy industrial facilities operating their own substations. The Company believes NOVA's unique design will perform more rapidly than existing products and provide a range of substation protection features that previously have not been available in the Company's target markets. Ultimately, the NOVA products will be self-contained, stand alone devices (i.e., act independently with their own intelligence without having to communicate with a remote or off-site device for instruction) that monitor and send communications regarding irregularities in power transmission (i.e., loss of electric power from a transformer, an imbalance in power, shorts to ground, etc.). The NOVA feeder breaker relays will be installed in electric power substations (which contain transformers and breakers). A transformer is a device that transforms variations of electric current into variations of voltage and current and sends power to different locations over several feeder lines, which, in turn, pass through other, smaller down-stream substations, where power is eventually disseminated to final destinations such as hospitals, office buildings, industrial plants and residential areas. On each such feeder line is a feeder breaker to which relays are attached. The relays tell the breaker to open or shut in response to irregularities in power transmission. The relays currently used by electric power utilities (and industries that have their own electric power substations) do not have their own "intelligence" and therefore must first communicate with a remote terminal unit ("RTU") or a programmable logic controller ("PLC") before reacting. The RTU/PLC contains the information necessary to analyze the problem, make a decision and transmit that decision to the relay, which then reacts by either shutting off or opening up the breaker. On the other hand, NOVA relays are designed to contain their own intelligence and therefore can respond more quickly to a problem.

    The Company is initially developing three models of its NOVA line. The first model "Solaris" (FPR1), is designed primarily for use by heavy industry. Solaris is a solid state digital tripping device for large industrial breakers. It can be programmed to trip the breaker under certain conditions or to send an alarm under other circumstances. The Company anticipates that the Solaris will benefit major industrial operations where there is a multitude of motor-operated equipment (i.e., conveyor belts, paint stations, robotics, machinery), which may be synchronized and where precise monitoring of motor functions is critical. The price for the Solaris FPR1 is $1,095 per unit.

    In development is a more sophisticated version of Solaris (FPR3) which is expected to be beta tested during May 1997 and, subject to successful testing, commercially marketed by the third quarter of 1997. The FPR3 model is designed for the electric power utility industry and has automatic reclosure capability when tripped. It will contain more information than current feeder breaker relays, but will still communicate with the RTU or PLC. However, it will provide more information to the RTU/PLC, thereby shortening processing and response time by the RTU/PLC. The projected price for the FPR3 unit is $1,695. An FPR2 model will be a scaled-down version of the FPR3 for which the Company has not yet determined a price. It is anticipated that the FPR2 model will be ready for beta testing during June 1997.

    The Company also has in development a feeder protection relay with automatic closure capability and under/over voltage protection and a feeder protection relay with automatic closure and direction determination capability. The Company has not established beta test dates or prices for these products.

    The Company's flagship product will be the most sophisticated version of feeder breaker relays in the NOVA family and its development is scheduled to commence during the third quarter of 1997. This NOVA design is expected to perform more rapidly than existing products and provide a range of substation control features that have never previously been available in the electric power utility industry. Each feeder breaker relay will be self contained, having its own intelligence and ability to react independently of an RTU/PLC, thus rendering the RTU/PLC obsolete. Each NOVA unit is designed to communicate with other NOVA units and the customer via a high speed data network. By combining self contained intelligence and communications via fiber optics and sophisticated software, the response time to an electrical irregularity is expected to be reduced to milliseconds from several seconds. In addition to a faster response time, the Company anticipates that electric utilities will save the cost of an expensive RTU/PLC plus the cost of wiring. The Company estimates that wiring requirements will be reduced by two-thirds with the NOVA flagship system. The commercial availability of the product will depend on beta testing results and any refinements that may be required. At this time the Company expects to commence beta testing the product in the third quarter of 1997. As with the CMPR product line, the NOVA product line will share a common technology with variations for emphasizing different purposes.

MANUFACTURING AND MATERIALS

    The Company develops and designs its products, the associated test procedures and produces assembly and operations manuals for customers' use. The Company contracts with third party manufacturers for the manufacture of product components which the Company assembles at its facilities. The Company believes that such relationships will afford the most competitive pricing and the Company will not be dependent on one source for production. However, the Company has limited control over the manufacturing process from the perspective of quality control and production of a sufficient number of products to meet demand.

    The Company purchases raw materials for its products from approximately eight suppliers. Since industry standard components are typically used to produce the Company's products, there are many sources for raw materials and the Company is not dependent on any one supplier of materials. Suppliers for custom components, such as printed circuit boards, can be quickly tooled in the event of an interruption in supply by the Company's current vendors.

RESEARCH AND DEVELOPMENT

    During the fiscal year ended December 31, 1996 and the three months ended March 31, 1997, the Company spent approximately $334,750 and $106,366, respectively, on research and development. The Company plans to further expand its engineering department to focus on research and development of additional products, including the completion of the NOVA line of products utilizing the proceeds of this Offering. These "design teams" will work closely with the Company's field engineers, sales and marketing staff to evaluate additional customer needs and to further advance the state of its substation control and motor protection product development.

PATENTS AND COPYRIGHTS

    The Company is in the process of having patent applications prepared for certain individual modules of its products. The Company has not previously applied for patent or copyright protection for its products nor has it conducted a patent search (other than through university library resources and the Internet) due to a lack of sufficient working capital. Although the Company has not determined whether various products are patentable as a whole, or even whether it can obtain patents and copyrights on certain components, the Company plans to obtain copyrights and patents on the various modules of the overall system, which the Company anticipates will provide an effective barrier to infringement by third parties. Although the Company anticipates obtaining patents for the NOVA system and/or its various modules, the patent process is long and complex, and there is no assurance that the Company will be successful in obtaining patents on any or all of its products. There may be other, similar products currently being developed or subject to superior patents or copyrights, thereby subjecting the Company to potential liability claims based on patent or copyright infringement. See "Risk Factors--No Patents or Intellectual Property Registration; Possible Non-Exclusivity of Technology; Potential Legal Action."

SALES AND MARKETING

    The Company has been establishing relationships with a network of independent manufacturer's representative organizations strategically located throughout the United States and selected international markets for the marketing of its Solaris and NOVA products. As of the date of this Prospectus, the Company has entered into agreements with 13 domestic and 6 international representatives. The Company also expects to enter into agreements with domestic and international OEMS, VARS and systems integrators. The Company also plans to sell directly to certain customers. The Company's marketing strategy utilizes public relations, trade media advertising, product sales materials and other direct distributor and customer relations support.

    The Company plans to first concentrate its internal marketing efforts on forging contractual relationships with OEMS and permit the OEM to put its own label on certain CMPR products. In January, 1996 the Company entered into its first OEM agreement with Phasetronics, Inc., a manufacturer and distributor of solid state power and motor control products, some of which are distributed under the "Motortronics" label. Under the agreement, the Company supplies its CMPR motor protection relays to the Phasetronics, on a non-exclusive basis, who in turn distributes the relays worldwide under its own Motortronics label. The agreement has a term of two years and to date, the Company has sold 24 relays under this agreement and has received a purchase order for another 100 relays, deliverinig 30 units during the three months ended March 31, 1997. Delivery of the remaining 70 units is yet to be scheduled.

    The Company expects to enter into similar arrangements with other OEMS. The Company believes that this marketing effort will give the Company exposure to some of the largest users of electric motor power in the United States.

    The Company entered into a second agreement with Phasetronics pursuant to which the Company agreed to design, develop, manufacture and supply that company with a solid state digital starter module (inclusive of communications control software) according to specifications supplied by the OEM. The OEM expects to use the module in the development and marketing of a digital soft start device for motors. The module has been completed and delivered to the customer. Although the Company does not have any current plans to enter into similar product development arrangements with other companies, preferring instead to sell completed products to the OEM market, in the future the Company may enter into agreements with third parties to develop specific products for them.

    As the Company diversifies its customer base, it will have less dependence on any one customer. The majority of the Company's 1996 sales were allocated between Jeanelac (37%), US Steel (30%), and Phasetronics (28%). During the three months ended March 31, 1997, the majority of the Company's sales were allocated between Jeanelac (67%), US Steel (20%), and Phasetronics (7%). Both Jeanelac, a distributor, and Phasetronics, an OEM, resell the Company's products to numerous end users. The loss of any one of these customers during the Company's initial growth could have a material adverse effect on the Company. However, the Company has begun selling products to Hawker Siddeley and Iscor Steel and contracts have been signed with distributors in Brazil, Columbia, Ecuador, Peru, Taiwan and Namibia who have placed initial inventory orders. The Company is currently conducting negotiations with distributors and/or end users in China and the United Kingdom which the Company believes will be completed during the second quarter, 1997. See "Risk Factors -- Dependence on Major Customers."

COMPETITION

    The Company faces competition from manufacturers of the existing technology products currently used by the electric power protection and control market. Companies such as General Electric, Siemens A.G., GEC Alsthom, Inc., and ABB Industrie A.G., are established companies which control a substantial share of the domestic and international market for motor control and relay products and have greater name recognition and financial resources than the Company. Although the Company believes it has no current competitor manufacturing high technology products similar to the CMPR or NOVA, there is no assurance that such competitors will not emerge and further they may have more resources than the Company for development, manufacturing and marketing their products.

EMPLOYEES

    As of December 31, 1996, the Company had 23 employees, comprised of 13 engineers, 6 marketing and sales personnel and 4 administrative personnel, all of which are full-time employees. The employees are not represented by a union and no work stoppages have occurred since the Company's inception.

GOVERNMENT REGULATION

    To the Company's knowledge, the Company's products are not subject to governmental regulation in the United States. To the Company's knowledge, there are no specific foreign governmental regulations covering its products in the countries in which it presently contemplates selling its products. However, in such foreign jurisdictions, the products are regulated by generally applicable import and currency control regulations.

INSURANCE

    The Company maintains $1 million in product liability insurance coverage in addition to $1 million general liability insurance coverage. The Company does not have errors and omissions insurance at this time.

PROPERTY

    The Company's facilities are located at 6542 North U.S. Highway 41, Apollo Beach, Florida 33572 where it leases its office and plant space comprising approximately 7,230 square feet. The lease expires as to 5,630 square feet on March 31, 1999 and expires as to approximately 1,600 square feet on October 31, 1998. The lease provides for a monthly rental of $6,873.26. However, in April 1996, the landlord gave the Company a $20,000 credit toward the rent in exchange for 21,366 shares of the Company's Common Stock, which credit is being off-set against the rent at $555.56 per month. The landlord is not affiliated with the Company or any of its directors or officers. The Company believes that the facilities are adequate for its purposes for the foreseeable future.

LEGAL PROCEEDINGS

    There are no legal proceedings pending to which the Company or any of its property is subject, and to the knowledge of the Company, there are no such proceedings threatened. There can be no assurance that any future legal proceedings will not have a material adverse effect on the Company's business, reputation or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are as follow:

NAME                                         AGE                     POSITION AND OFFICE
---------------------------------------      ---      --------------------------------------------------
David W. Clarke........................          48   President, Chief Executive Officer; Chairman
Christine Clewes.......................          46   Vice President, Marketing; Director
Steven D. Smith........................          43   Vice President, Operations; Director
Gregory C. Hamilton....................          47   Director
Mathias E. Lukens, Jr..................          46   Director (Vice Chairman)
Frank J. Mancini.......................          75   Director
Robert K. Swatland.....................          56   Vice President, Sales
Donald P. Louw.........................          40   Vice President, International Sales

    David W. Clarke, one of the Company's founders, has served as its President and Chief Executive Officer since its inception in November 1994 and was elected Chairman in September 1996. Prior to founding the Company, Mr. Clarke was a sales representative for GF Electro, a power utility industry representative, from April 1994 to November 1994. From April 1992 to April 1994, Mr. Clarke co-founded and was employed by WHR Corporation, a high technology firm specializing in data communications for multimedia firms. Mr. Clarke served as Vice President until WHR was dissolved in April 1994. In April 1991, Mr. Clarke co-founded and was director and Executive Vice President of Sales and Marketing for Watch Hill Research, a high technology manufacturing firm specializing in high speed data links and located in Providence, Rhode Island. That company's domestic operations were sold in 1992. In November 1984, Mr. Clarke co-founded Sequel Data Communications, a high tech data switching manufacturer based in Raleigh, North Carolina. He served as Executive Vice President and Director until the company was sold in August 1990. Mr. Clarke is married to Christine Clewes, a founder, director and officer of the Company.

    Christine Clewes, one of the Company's founders, has been its Vice President of Marketing and a Director since the Company's inception in November 1994. Prior to founding the Company, Ms. Clewes was the director of Sales and Marketing for WHR Corporation since 1992, where she had responsibility for large direct commercial accounts and all US Government accounts. From 1991 through 1992, Ms. Clewes managed her own firm, C2 Communications, a sole proprietorship, located in Reston, Virginia which focused on government contracts and large national accounts. Ms. Clewes is married to David W. Clarke, a founder, director and officer of the Company.

    Steven D. Smith joined the Company in February, 1996 as Vice President of Operations and was elected as a Director in September 1996. Prior to joining the Company, from 1994 to 1996, he was employed as President and CEO by Innovative Concepts & Manufacturing Company, Boca Raton, Florida, a provider of manufacturing and operational consulting services to various industries. Prior to founding Innovative Concepts, from 1993 to 1994, he was employed as a consultant to Reynolds International, Inc., a provider of environmental consulting services. In 1978 Mr. Smith founded Manutek, Inc., an electronics manufacturing firm where he functioned as it's President and CEO through 1993.

    Gregory C. Hamilton, has been a director since September 1996. Mr. Hamilton is an independent public accountant who has conducted a public accounting practice in Bradenton, Florida since 1983. He has been the Company's business accountant since November 1994. Mr. Hamilton has an accounting degree from the University of South Florida in Tampa, Florida and is a Certified Public Accountant. While operating his practice, Mr. Hamilton also served as an adjunct professor in accounting and tax at the University of Tampa.

    Frank J. Mancini has been a director of the Company since September, 1996. He is a shareholder, director and since March 1995 the President and Chief Executive Officer of The Mancini Packing

Company, Zolfo Springs, Florida, prior to which he had been Vice President of that company since 1946. Mr. Mancini receives consulting fees from the Company and has advanced the Company funding for acquisition of parts pursuant to a cash advance agreement. Mr. Mancini will receive $23,000 in consulting fees from Offering proceeds. See "Management--Consulting Agreements" and "Certain Transactions."

    Mathias E. Lukens, Jr., has been a director of the Company and its Vice Chairman since September, 1996. Mr. Lukens has been a Vice President, director and shareholder of Access Solutions International, Inc., North Kingston, Rhode Island, a computer software developer since January 1996. From April 1994 to January 1996 he was President and CEO of that company. Mr. Lukens was President of WHR Corporation from May 1992 to April 1994. From June 1990 to March 1992 he was President of Watch Hill Research, Providence, Rhode Island. Mr. Lukens receives certain consulting fees and was issued 250,000 common stock purchase warrants pursuant to a consulting agreement. Mr. Lukens has licensed certain software to the Company pursuant to an agreement and under the terms of the agreement will receive up to $125,000 in cash and 41,666 shares of Common Stock of the Company. See "Management--Consulting Agreements" and "Certain Transactions."

    Robert K. Swatland has been Vice President of Sales since October, 1996. From March 1995 to October, 1996, Mr. Swatland was national sales manager for HT Communications, Inc., Simi Valley, California, a manufacturer of wide area communication devices. From April 1994 to March 1995, Mr. Swatland sold wide area communications equipment as a sales representative for his own company, RKS Enterprises, Wheaton, Illinois. Mr. Swatland served as Vice President of Sales for Watch Hill Research from March 1992 to March 1994, Providence, Rhode Island, a high technology manufacturing firm that specialized in high speed data links. From April 1987 to March 1992, Mr. Swatland was employed as a regional manager by Sequel Data Communications, Raleigh, North Carolina, a high technology data switching manufacturer.

    Donald P. Louw has been Vice President of International Sales since March 1996 and is currently working for the Company in South Africa. Prior to joining the Company, Mr. Louw was employed by Siemens LTD South Africa in its motor protection department from 1990 to March 1996, where he was Senior Project Engineer. Prior to Siemens, he was employed by G E C Alstrom South Africa in its motor protection department, where he also held the position of Senior Project Engineer.

EXECUTIVE COMPENSATION

    The following table sets forth cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the President and Chief Executive Officer of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the fiscal year ended December 31, 1996. For information regarding current compensation paid to the Company's executive officers, see "Employment Agreements."

SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION
----------------------------------------------------------------------------------------------
                                            FISCAL YEAR                          OTHER ANNUAL
NAME AND POSITION                           ENDED 12/31   SALARY(1)     BONUS    COMPENSATION
-----------------------------------------  -------------  ----------  ---------  -------------
David W. Clarke..........................         1996    $  113,423     --           --
President, CEO                                    1995    $   57,692(2)    --         --

------------------------

(1) Reflects annual compensation earned for the fiscal years ended December 31, 1996 and 1995 in the form of salary, bonus or other annual compensation. No executive officer received any long-term compensation (e.g., restricted stock awards, securities underlying options/stock appreciation rights, long-term incentive plan payouts or other long-term compensation).

(2) Reflects $60,000 salary, of which $57,692.25 was paid and $2,307.69 accrued in fiscal 1995.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive compensation for serving as directors. The Company anticipates compensating its independent directors for their services in the form of fees and/ or stock options, yet to be determined. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and for other expenses incurred in their capacity as directors of the Company.

EMPLOYMENT AGREEMENTS

    The Company entered into a five year employment agreement with David W. Clarke as the Company's President and Chief Executive Officer, commencing June 1, 1996. The term of the agreement may be automatically extended for successive one (1) year terms, unless notice of termination is given ninety (90) days prior to the expiration of the term or any extension period thereafter. The agreement provides for an initial annual base salary of $150,000, subject to increases, in addition to annual cost of living increases, based on the Company's annual gross sales, as follows: For each $1,000,000 in annual gross sales, as calculated in accordance with Generally Accepted Accounting Principles, in excess of $10,000,000 but less than $30,000,001, Mr. Clarke shall receive an additional $5,000 in annual base salary, commencing in the next fiscal year; PROVIDED, HOWEVER, that during the applicable fiscal year, the Company's earnings before interest and taxes are at least 10% of the annual gross sales. The agreement also provides that an independent committee of Board members may award Mr. Clarke discretionary bonuses.

    Mr. Clarke's employment agreement provides for certain severance payments to be made to him or his estate as follows: (i) in the event of death, any accrued and unpaid salary, vacation and bonus, and one year's annual base salary then in effect, payable in 12 equal monthly installments; (ii) in the event of permanent disability, three years of annual base salary then in effect, and any unpaid bonus, payable in 36 equal monthly installments (inclusive of any disability payments paid to him from any Company-sponsored disability plan or disability insurance), plus continued coverage, at the Company's expense, under the Company's major medical, dental and disability plans, or the monetary equivalent, for a period of 36 months; (iii) in the event of termination without cause, the full compensation to which he would otherwise be entitled under the employment agreement, payable in one lump sum upon termination, plus continued coverage under the Company's major medical, dental and disability plans, or the monetary equivalent, for a period of 24 months; and, (iv) in the event of non-renewal of the employment agreement by the Company, one year's annual base salary then in effect, payable in 12 equal monthly installments. In the event that the Company terminates Mr. Clarke within nine months of a change in control of the Company, Mr. Clarke will be entitled to receive in one lump sum payment, three times his annual base salary for the remainder of the term of his employment agreement, provided that such payment shall be based upon a minimum period of three years.

    Under the terms of his employment agreement, Mr. Clarke is subject to a covenant not to compete with the business of the Company anywhere in the world during the term of his employment with the Company and for a term of five years following the expiration or termination of his employment agreement.

    The Company also entered into employment agreements with Christine Clewes (Vice President of Marketing), Steven D. Smith (Vice President of Operations), Robert K.. Swatland (Vice President of Sales) and Donald P. Louw (Vice President of International Sales). These employment agreements are substantially similar and were entered into on July 1, 1996 as to Ms. Clewes and Mr. Smith, and March 22, 1996 and November 1, 1996 as to Messrs. Louw and Swatland, respectively. Mr. Swatland's agreement is for a term of two years. The other agreements have an initial period of four (4) years and all the agreements and are automatically renewable for successive two (2) year terms, unless notice of termination is given prior to the renewal period. The agreements provide for the following annual base salaries, subject to increases for annual cost of living adjustments: Ms. Clewes ($100,000); Mr. Smith ($120,000); Mr. Swatland ($80,000); and Mr. Louw ($80,000). Except for Ms. Clewes' employment agreement, the agreements provide that the executives will be entitled to stock options under the Company's stock option plan, as determined by the Board of Directors. The number and exercise prices of the options shall be determined in accordance with such plan. See "--Employee Stock Option Plan."

    Ms. Clewes is entitled to receive additional compensation pursuant to the terms of her employment agreement in the amount of one and one-half percent of the net sales of the Company's products within the United States. For purposes of the agreement, net sales is defined as the gross sales price of the Company's products, less (a) any commissions paid to the third parties by the Company with respect to such products, (b) sales tax, if any, and shipping and handling charges.

    Mr. Louw is entitled to receive, under his employment agreement, additional compensation equal to three percent of the net sales of the Company's products outside of North America.

    The agreements provide for severance payments in the event that the Company terminates the executives without cause, or for permanent disability or death in an amount equal to six (6) months of the executive's annual base salary. They also be entitled to any major medical, dental and disability plans available to employees generally for the six month period, or the monetary equivalent in the event of termination without cause or permanent disability. The employment agreements contain covenants not to compete with the business of the Company during the term of employment and for a period of two years following the expiration or termination of the employment agreements.

    Although all of the employment agreements discussed above contain non-compete restrictions during and after termination of employment (five years in the case of Mr. Clarke, and two years in the case of other executive officers), a state court reviewing the enforceability of any such covenant not to compete may decline to enforce, or may enforce in part, such a covenant based on various factors. There is no assurance that if a former employee challenges the covenant not to compete, that a court would declare any portion or all of the covenant enforceable.

    The Company may enter into other employment agreements with current and future employees on terms as deemed appropriate by the Company's Board of Directors. The Company anticipates hiring a Chief Financial Officer after the closing of the Offering.

CONSULTING AGREEMENTS

    The Company entered into consulting arrangements with four separate consultants for business advice on non-operational aspects of the Company's business. Under one such agreement, the Company issued 299,000 shares of the Company's Common Stock and 400,000 Common Stock purchase warrants to Perryman Corp. N.V. ("Perryman") for consulting services rendered through May 10, 1996, the agreement's termination date. Perryman is an international business consulting firm which assisted the Company in connection with assessing the market potential of various foreign countries and in identifying and contacting potential customers in certain of those countries. Pursuant to a repurchase option provision in the consulting agreement, the Company recently repurchased and retired the 299,000 shares in exchange for the reduction of exercise price, for nominal consideration and the reduction of the exercise price of the 400,000 warrants from $5.50 per share to $3.00 per share. Further, the warrants, which originally contained registration rights and were to be automatically modified to conform to the same terms and conditions as the Public Warrant, were amended to delete any such registration rights and modification provisions. See "Description of Securities--Warrants."

    The Company is also party to a five year consulting agreement with Imagine Holdings for business advice services, commencing June 1, 1996. The consultant's services include strategic planning and advice in respect of foreign market negotiations. In respect of such services, the Company agreed to pay the consultant 250,000 Common Stock purchase warrants, exercisable at $4.00 per share commencing June 1, 2000 (unless the Company agrees to an earlier exercise) until June 1, 2002 and reimbursement of the consultant's reasonable expenses incurred in connection with the agreement. The consulting agreement provides for certain piggy-back registration rights for the shares underlying the warrants. The consultant has given David W. Clarke, President of the Company, a voting proxy for the shares issued in respect of the exercise of the warrants, until the earlier of:
(i) June 1, 2002, and (ii) the date that the shares issuable upon exercise of the warrants are included in a registration statement for a secondary public offering of the Company's Common Stock. Any unexercised warrants may be terminated by the Company upon the occurrence of certain events including a breach of the agreement by the consultant. The agreement requires the consultant to not disclose the Company's confidential information and also contains a restriction on competition with the Company during the term of the agreement and for three years after termination of the agreement. In consideration of making a short term loan in the amount of $50,000 to the Company, which loan has been repaid, the consultant was also issued a warrant for 50,000 shares of Common Stock on the same terms and conditions as the other warrant, except it is exercisable at $5.50 per share. See "Description of Securities--Warrants," and "--Registration Rights."

    In addition, in November 1996, the Company entered into a five year consulting agreement with Mathias E. Lukens, Jr., a director (and Vice Chairman) of the Company, for consulting services in connection with administrative, business development and product development matters. Specific services include engineering and re-engineering of software and advice on market identification and expansion. Pursuant to the agreement, Mr. Lukens was issued 250,000 common stock purchase warrants, exercisable at $5.50 per share commencing June 1, 2000 (unless the Company agrees to an earlier exercise) until June 1, 2002. The warrant contains "piggy-back" registration provisions for the shares issuable upon exercise of the warrants. Mr. Lukens gave David W. Clarke, President of the Company, a voting proxy for the shares issued in respect of the exercise of the warrants, until the earlier of (i) June 1, 2002, and (ii) the date that the shares are included in a registration statement for a secondary offering of the Company's Common Stock. Mr. Lukens is also reimbursed for expenses reasonably incurred in performance of his duties under the agreement. The consulting agreement may be terminated under certain circumstances, including breach of the agreement and upon such termination, the consultant would be entitled to exercise only a PRO RATA portion of the unexercised warrants based on the number of months service provided under the consulting agreement. The agreement requires the consultant to not disclose the Company's confidential information and also contains a restriction on competition with the Company during the term of the agreement and for three years after termination of the agreement.

    In December 1996, the Company formalized a consulting relationship with Frank J. Mancini, a principal shareholder and director of the Company, pursuant to which Mr. Mancini provides the Company with business and day-to-day operations advice. Pursuant to the agreement, Mr. Mancini will be paid $4,000 per month commencing the first day of the calendar month following the closing of the Company's initial public offering, and to and including September 1, 1997. The agreement expires September 30, 1997. The agreement also contains non-disclosure and non-compete restrictions applicable during and after termination of the consulting relationship. The Company plans to pay Mr. Mancini $23,000 from Offering proceeds for consulting advice in connection with various operational matters, which fees are independent from the fees to be paid under the consulting agreement.

    Although the consulting agreements discussed above contain non-compete restrictions during and after termination of the consulting relationship, a state court reviewing the enforceability of any such covenant not to compete may decline to enforce, or may enforce in part, such a covenant based on various factors. There is no assurance that if a former consultant challenges the covenant not to compete, that a court would declare any portion or all of the covenant enforceable, except as would otherwise be enforceable based on fiduciary obligations imposed on officers and directors.

EMPLOYEE STOCK OPTION PLAN

    In June 1996, the Company's Board of Directors adopted and its shareholders approved the Company's 1996 Employee Stock Option Plan (the "Plan") under which 500,000 shares of Common Stock are currently reserved for issuance to employees upon exercise of stock options. The purpose of the Plan is to attract and retain key personnel, to encourage stock ownership by officers, directors and key management of the Company, and to provide an incentive for such persons to expand and improve the performance of the Company. The Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under Section 422 of the Internal Revenue Code (the "Code") and nonqualified stock options to key employees (including directors and officers who are employees), as determined in the discretion of a committee designated by the Board.

    The Plan is administered by a committee, comprised of David W. Clarke, Christine Clewes, Mathias E. Lukens and Frank Mancini. The selection of participants, allotment of shares, and whether a grant will consist of incentive stock options or nonqualified stock options or a combination thereof is discretionary with the committee. ISO's granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 100)% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISO's granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. The exercise price of non-qualified stock options shall be determined by the option committee, in its discretion. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISO's granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but may be transferred by will or by the laws of descent and distribution.

    The Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to options which expire without being exercised or which are canceled as a result of cessation of employment are available for further grants.

    As of March 1, 1997, there were 351,500 ISO's granted under the Plan, all exercisable at $4.00 per share. The options, which have five or ten year terms and were granted between July 1996 and February 1997, are first exercisable one year from their respective dates of grant as to one-half of the option shares, and quarterly thereafter as to each remaining 25%. However, the optionees have agreed not to sell the shares issuable upon exercise of their options for a period of 24 months after the date of this Prospectus, unless released earlier by the Underwriters.

    The Company plans to grant independent directors of the Company non-qualified stock options outside of the Plan, although at a later date the Company may implement a stock option plan specifically for non-employee directors.

INDEMNIFICATION, DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. The Certificate of Incorporation, Bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of shareholders or disinterested directors or otherwise.

    The Company's Board of Directors and executive officers entered into indemnification agreements with the Company. The agreements follow the indemnification and expense advancement provisions of Delaware's General Corporation Law. In addition, the indemnitee under the agreements is entitled to indemnification against all expenses actually and reasonably incurred by him or on his behalf in connection with serving as a witness in any proceeding (as defined in the agreement) by virtue of his or her status with the Company. The agreements also provide a procedural mechanism under which the indemnitee can claim and obtain indemnification, including a procedure for the Board or independent counsel to determine entitlement to indemnification under specific situations. In the event the indemnitee does not receive the indemnification to which he would otherwise be entitled under the terms of the agreement, the indemnitee is entitled to seek a judicial determination. In the event the indemnitee seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, the agreement, the indemnitee is entitled to recover from the Company his or her reasonable legal fees and other expenses in connection with the legal proceeding, subject to proration in the event the amount of the aware is less than the amount of indemnification sought.

    The Company and the Underwriters have agreed to indemnify each other (including officers and directors) against certain liabilities arising under the Securities Act. See "Underwriting."

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding shares of Common Stock, each Director and all officers and Directors as a group as of the date of this Propectus, and as adjusted to reflect the sale of the 800,000 shares of Common Stock included in the Securities offered hereby.

                                                                                            PERCENTAGE OF
                                                                                         OUTSTANDING STOCK(1)
                                                                AMOUNT AND NATURE OF   ------------------------
               NAME AND ADDRESS OF BENEFICIAL                        BENEFICIAL          BEFORE        AFTER
                OWNER OR IDENTITY OF GROUP(2)                       OWNERSHIP(1)        OFFERING     OFFERING
-------------------------------------------------------------  ----------------------  -----------  -----------
David W. Clarke..............................................            959,513(3)         38.31%       29.03%
Christine Clewes.............................................            705,962(4)         28.18%       21.36%
Steven D. Smith..............................................                -0-(5)        -0-          -0-
Gregory C. Hamilton..........................................                -0-           -0-          -0-
Mathias E. Lukens, Jr........................................             21,365(6)         *            *
Frank J. Mancini.............................................            343,937(7)         13.73%       10.41%
  c/o The Mancini Packing Company
  700 Magnolia Street
  Zolfo Springs, FL 32890
Robert C. Swatland...........................................                -0-(8)        -0-          -0-
Donald P. Louw...............................................                -0-(9)        -0-          -0-
James Kendall................................................            347,191            13.86%       10.51%
  676 Reef Road
  Vero Beach, FL 32963
All Directors and officers as a group
  (eight persons)............................................          1,324,815(3)-(9)      52.89%      40.09%

------------------------

*   Less than 1% of the issued and outstanding Common Stock.

(1) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2) Unless otherwise noted, addresses are c/o Apollo International of Delaware, Inc., 6542 North U.S. Highway 41, Suite 215, Apollo Beach, Florida 33572

(3) Includes 705,962 shares owned jointly by Mr. Clarke and Ms. Clewes and 253,551 shares for which David W. Clarke has sole voting power pursuant to irrevocable proxies granted to him by various shareholders; but excludes 900,000 shares issuable upon exercise of warrants for which Mr. Clarke also holds a proxy, but which warrants are not exercisable within the next 60 days. Of the 253,551 shares of outstanding Common Stock for which Mr. Clarke holds a proxy, the proxies as to 200,000 of these shares terminates as of the date of this Prospectus, whereupon he will beneficially own 22.98% of the outstanding Common Stock.

(4) Represents 705,962 shares owned jointly by Ms. Clewes and Mr. Clarke.

(5) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 100,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(6) Represents 21,365 shares held by Mr. Lukens as custodian for his children. Excludes (a) 250,000 shares issuable upon exercise of a warrant that is not exercisable within the next 60 days and (b) up to 41,666 shares issuable in connection with a software license agreement. See "Certain Transactions."

(7) Represents 155,394 shares held individually and 188,543 shares owned beneficially by an entity of which Mr. Mancini is sole owner.

(8) Excludes 50,000 shares issuable upon exercise of a common stock purchase warrant and 50,000 shares issuable upon exercise of a stock option, neither of which is exercisable within the next 60 days.

(9) Excludes 50,000 shares of Common Stock issuable upon exercise of a common stock purchase warrant and 50,000 shares issuable upon exercise of a stock option, neither of which is within the next 60 days.

                              CERTAIN TRANSACTIONS

    In December 1994, a total of 694,382 shares of Common Stock were issued to David W. Clarke, Christine Clewes, Mathias E. Lukens, Jr. and W. Haines Knox, the Company's founders, for a total consideration of $110. Mr. David W. Clarke and Ms. Christine Clewes, officers and directors of the Company, own 640,968 of such shares.

    The Company is indebted to its President and Chief Executive Officer and its Vice President, Marketing in the total amount of approximately $85,000 represented by a promissory note dated December 15, 1995. The note bears interest at 10.5% per annum and provides for payments of principal and interest equal to $1,600 per month from January 15, 1996 through June 15, 1998, at which time the entire remaining unpaid principal balance becomes due and payable along with any accrued and unpaid interest.

    In early 1996, Mr. Clarke and Ms. Clewes advanced the Company an additional $60,840, which obligation was converted into approximately 64,994 shares of Common Stock in June, 1996.

    Mr. Clarke and Ms. Clewes have loaned the Company an additional $40,800 which is payable on demand, without interest.

    Pursuant to a consulting agreement with Mathias E. Lukens, Jr., a director (Vice Chairman) of the Company, he was issued 250,000 Common Stock purchase warrants exercisable at $5.50 per share commencing June 1, 2000 (unless the Company agrees to an earlier exercise) and expiring June 1, 2002. See "Management--Consulting Agreements." In December 1996, the Company and Mr. Lukens also entered into a non-exclusive license agreement, pursuant to which Mr. Lukens licensed to the Company certain software and its source code for the Company's use in its products. Under the agreement, Mr. Lukens is to be paid a one-time license fee of $250,000, payable: (a) $125,000 in the following cash installments: $62,500 on the earlier of September 1, 1998 or the last day of the first fiscal quarter that the Company's gross revenue exceeds $500,000, subject to cash flow, and $62,500, or more, of the then outstanding balance on the last day of each subsequent fiscal quarter that the Company's gross revenues exceed $500,000, subject to cash flow, until paid. The balance of the $125,000 license fee is to be paid in 41,666 shares of the Company's Common Stock (valued at $3.00 per share in December 1996), one-half of which shall be paid on the date the licensed software is successfully run on any of the Company's products, and one-half of which shall be paid when the first successful beta testing is concluded prior to the first full commercial shipment incorporating the software.

    During 1995 and 1996, Frank J. Mancini, a director, and an affiliate, loaned the Company an aggregate of $178,087.25. In June, 1996, pursuant to an agreement between him and the Company, he converted the entire principal balance, plus accrued interest of $12,617.39 into a total of 203,726 shares of the Company's Common Stock. Mr. Mancini will be paid approximately $23,000 from the proceeds of this Offering for consulting services previously rendered to the Company.

    The Company entered into a cash advance and security agreement with Framan Company, a business entity owned by Frank J. Mancini, pursuant to which Framan advances funds to the Company for the purchase of parts inventory and equipment and takes a security interest in the parts and equipment. The advances accrue interest at 2% above the prime rate and are payable monthly interest only commencing after the close of the Offering. Principal is due and payable one-half on the earlier of June 1, 1999, or the last day of the first fiscal quarter that the Company's gross revenues exceed $500,000, subject to cash flow; and one-half, or more, of the remaining principal balance on the last day of each subsequent fiscal quarter that revenues exceed $500,000, subject to cash flow. The maturity date for any outstanding principal balance and accrued and unpaid interest is December 31, 1999. As of March 31, 1997, the Company had been advanced $449,151 under this agreement.

    In October 1996, The Company entered into a factoring agreement with Queensbury, Inc., some of whose shareholders are also shareholders of the Company (none of whom is an officer, director or principal shareholder of the Company) in order to obtain additional working capital. Under the agreement, the Company sold receivables at a 6% discount, plus pays interest at the rate of 1% per month on the outstanding balance. The Company is obligated to repurchase accounts which are delinquent for six consecutive months. This agreement was terminated effective December 31, 1996, at which time accounts receivable sold under the agreement were $160,350. At March 31, 1997, $156,010 of such amount remained uncollected.

    As of January 1, 1997, the Company converted the above-referenced factoring agreement to a revolving line of credit agreement with the same lender. Under that agreement, the Company may borrow 94.5% of the face amount of accounts receivable which are collateral for the loans. Interest accrues at 1% per month and is payable monthly on the outstanding principal balance of each such loan. The loans are repaid at 100% of the face amount of the collateralized accounts as the Company receives payments from customers. Outstanding principal and interest on all such loans is due and payable on December 31, 1998. The maximum outstanding principal balance under the loan agreement at any time is limited to $500,000 and at March 31, 1997, the outstanding principal balance under this loan agreement was $257,241.

    From August 5, 1996 through November 14, 1996, the Company issued an aggregate of 500,000 shares of Common Stock and 250,000 Common Stock purchase warrants for gross proceeds of $1,500,000 pursuant to a private placement to accredited investors that commenced June 25, 1996. Upon the Effective Date, the warrants will be automatically modified to the same terms as the Public Warrants. The private placement was conducted by the Representative, as placement agent, which was paid a commission of 10% and a non-accountable expense allowance of 3% of the gross proceeds.

    Gregory C. Hamilton, a director, receives compensation from the Company for providing accounting services to the Company. During the fiscal year ended December 31, 1996, Mr. Hamilton was paid $34,015 for accounting and tax reporting services.

    The Company believes that all transactions with officers, directors and/or 5% shareholders were made on terms no less favorable to the Company than those available from unaffiliated parties. All future transactions between the Company and its officers, directors and 5% shareholders will be on terms no less favorable than could be obtained by independent third parties and will be approved by a majority of the disinterested directors of the Company.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    The Company is currently authorized to issue 15,000,000 shares of Common Stock, $.01 par value per share, 2,504,794 of which are issued and outstanding to a total of 52 shareholders as of the date of this Prospectus. Holders of Common Stock have one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon liquidation of the Company, and to share ratably in the net assets available for distribution. Shares of Common Stock are not redeemable and have no preemptive, conversion or similar rights.

PREFERRED STOCK

    The Company's Amended and Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock, $.01 par value, with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of the holders of Common Stock. Shares of preferred stock, if and when issued, could have voting or other rights that adversely affect the voting power of the holders of Common Stock. Further, the issuance of preferred stock could have the effect of delaying or preventing a change of control of the Company, which could limit stockholders' ability to dispose of their Common Stock in such transactions. The Company currently has not issued any shares of preferred stock.

WARRANTS

    REDEEMABLE COMMON STOCK PURCHASE WARRANTS. Each redeemable common stock purchase warrant offered hereby (the "Public Warrants") entitles the holder thereof to purchase one share of Common Stock at a price of $5.50 per share (the "Exercise Price"), subject to adjustment, commencing two years after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date. Each Public Warrant is redeemable, in whole or in part, by the Company at a price of $.25 per Public Warrant, commencing one year after the Effective Date and prior to their expiration, provided that (a) prior written notice of not less than thirty days is given to the Public Warrant holders, (b) the closing bid price (as defined) of the Company's Common Stock for the twenty consecutive trading days ending on the fifteenth day prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share, (c) Public Warrant holders shall have exercise rights until the close of business the day preceding the date fixed for redemption, and (d) if such redemption occurs during the first two years following the Effective Date, the Company has received the prior written consent of the Underwriters for such redemption. Upon the giving of a notice of redemption, the Public Warrants will become exercisable if they were not otherwise exercisable. In the Warrant Agreement, the "closing bid price" is defined as (i) the last bid price regular way as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last bid price regular way for the Common stock as reported by the NASDAQ National Market System or SmallCap Market of the NASDAQ Stock Market, Inc. ("NASDAQ"), or
(iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, and is not reported by NASDAQ, the last bid price in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company. Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the Public Warrants may not be exercised by the holders thereof and the Company will be precluded from redeeming the Public Warrants. There can be no assurance that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. Any Public Warrant holder who does not exercise prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the Common Stock underlying the Public Warrants, and after the redemption date or upon conclusion of the exercise period any outstanding Public Warrants will become void and be of no further force or effect, unless extended by the Board of Directors of the Company.

    The number of shares of Common Stock that may be purchased is subject to adjustment upon the occurrence of certain events including a dividend distribution to the Company's shareholders, or a subdivision, combination or reclassification of the outstanding Common Stock. Further, the Public Warrant exercise price is subject to adjustment in the event the Company issues additional stock or rights to acquire stock at a price per share that is less than the current market price per share of Common Stock on the record date established for the issuance of additional stock or rights to acquire stock. The term "current market price" is defined as the average of the daily closing prices for the five consecutive trading days ending three days prior to the record date. However, the Warrant exercise price will not be adjusted in the case of the issuance or exercise of options pursuant to the Company's stock option plans, the issuance of the Underwriters' Warrant or any other options or warrants outstanding as of the date of this Offering. The Public Warrant exercise price is also subject to adjustment in the event of a consolidation or merger where a distribution by the Company is made to its stockholders of the Company's assets or evidences of indebtedness (other than cash or stock dividends) or pursuant to certain subscription rights or other rights to acquire Common Stock. The Warrants are also subject to price adjustment upon the occurrence of certain events including subdivisions or combinations of the Common Stock.

    The Company may at any time, and from time to time, extend the exercise period of the Public Warrants, provided that written notice of such extension is given to the Public Warrant holders prior to the expiration date then in effect. Also, the Company may reduce the exercise price of the Public Warrants for limited periods or through the end of the exercise period if deemed appropriate by the Board of Directors of the Company, in addition to the adjustments to the exercise price arising from certain events as discussed above. Any extension of the terms and/or reduction of the exercise price of the Public Warrants will be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule 13E-4. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the Public Warrant holders. The Company does not presently contemplate any extension of the exercise period not does it contemplate any reduction in the exercise price of the Public Warrants.

    The Public Warrants are to be issued pursuant to the terms and conditions of a Public Warrant Agreement between the Company and American Stock Transfer & Trust Company.

    In addition, the Company has outstanding warrants exercisable for a total of 250,000 shares of Common Stock, which warrants have the same terms and conditions as the Public Warrants, but which are not registered under the Securities Act.

    NONREDEEMABLE COMMON STOCK PURCHASE WARRANTS. The Company issued to a consultant a non-redeemable warrant to purchase 250,000 shares of Common Stock. It has a six year term commencing June 1, 1996. The warrants may be exercised for two years commencing June 1, 2000 at an exercise price of $4.00 per share, unless the Company agrees to an earlier exercise. The warrant is subject to termination by the Company under certain circumstances. The warrant contains certain anti-dilution provisions with respect to stock dividends or distributions to shareholders; and combinations, subdivisions and reclassification of shares. The warrant contains certain piggy-back registration rights (for shares issuable upon exercise of such warrants) with respect to a secondary public offering of the Company's securities. In consideration of making a short term loan to the Company, the consultant was also issued a warrant for 50,000 shares of Common Stock on the same terms and conditions as its other warrant, except it is exercisable at $5.50 per share. See "Management--Consulting Agreements," and "Description of Securities--Registration Rights."

    The Company also issued to a consultant 400,000 common stock purchase warrants, exercisable at $5.50 per share, which warrants, upon the Effective Date of this Offering, were to be modified to the same terms and conditions as the Public Warrants. However, recently those warrants were amended to remove such modification (as well as registration) provisions. Further, the exercise price was reduced from $5.50 per share to $3.00 per share. The warrants are first exercisable one year from the Effective Date and terminate on May 10, 2001. See also "Management--Consulting Agreements."

    Mathias E. Lukens, Jr., a director of the Company as well as a consultant, was issued, pursuant to a consulting agreement, a non-redeemable warrant to purchase 250,000 shares of Common Stock exercisable at $5.50 per share from June 1, 2000 until June 1, 2002 until unless the Company agrees to an earlier exercise. Unexercised warrants are subject to termination by the Company under certain circumstances. The warrants contain certain anti-dilution provisions respecting stock dividends or distributions to shareholders; and combinations, subdivisions and reclassification of shares. The warrants also contain "piggy-back" registration rights (for shares issuable upon exercise of the warrants) with respect to a secondary public offering of the Company's securities. See "Management--Consulting Agreements," "Descriptions of Securities--Registration Rights," and "Certain Transactions."

    The Company issued to three of its officers, Steven D. Smith, Donald Louw and Robert J. Swatland, non-redeemable common stock purchase warrants, each exercisable for 50,000 shares of Common Stock at an exercise price of $5.50 per share. Mr. Smith's and Mr. Louw's warrants are first exercisable one year from the date of this Prospectus until September 26, 2001 and Mr. Swatland's warrant is exercisable one year from the date of this Prospectus until November 1, 2001. However, Messrs. Smith, Louw and Swatland have agreed with the Company that the shares underlying the warrants will not be sold for a period of 24 months from the date of this Prospectus, unless released earlier by the Underwriters. The warrants contain certain anti-dilution provisions with respect to stock dividends or distributions to shareholders, and combinations, subdivisions and reclassification of shares. The warrants do not provide registration rights.

REGISTRATION RIGHTS

    The Underwriters have demand and piggy-back registration rights with respect to the 80,000 shares of Common Stock underlying the Underwriters' Warrant, the 80,000 Public Warrants issuable upon exercise thereof and the 75,000 shares of Common Stock underlying the warrants. The Underwriters' demand and piggy-back registration rights will expire no later than five years and seven years, respectively, from the Effective Date. In addition, certain securityholders holding 1,133,989 shares of Common Stock and warrants to purchase an aggregate of 250,000 shares of the Company's Common Stock have piggy-back registration rights for such shares and Common Stock underlying the warrants with respect to a secondary offering of the Company's securities. However, the holders of such shares and warrants are subject to lock-up agreements for periods of 13 to 24 months from the date of this Prospectus and such shares may not be sold or otherwise disposed of until expiration of the applicable lock-up period, which may be shortened at the discretion of the Underwriters. Additionally, consultants holding warrants to purchase a total of 550,000 shares of Common Stock have "piggy-back" registration rights commencing June 1, 1998 in connection with a secondary offering of the Company's securities. Any exercise of such registration rights may result in dilution of the interest of the Company's stockholders, hinder efforts by the Company to arrange future financings and/or have an adverse effect on the market prices of the Securities. In the event such registration rights are exercised, the Company will be obligated to pay all expenses in connection with such registration, including but not limited to legal and accounting fees, printing and certain other costs; however, any selling securityholder will be responsible for payment of any transfer taxes and broker/dealer commissions.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW; CERTAIN PROVISIONS IN THE CERTIFICATE
  OF INCORPORATION

    Unless otherwise provided in a corporation's certificate of incorporation, Delaware law generally requires the affirmative vote of holders of a majority of the outstanding voting stock for approval of mergers, consolidations, and certain other transactions. The Company's Certificate of Incorporation expressly adopts the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to the date at which the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which the person becomes an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder; or (iii) the business combination is approved by the board of directors and at least
66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders, (and not written consent) held on or subsequent to the date such stockholder became an interested stockholder. However, the Company's Certificate of Incorporation provides for the affirmative vote of 60% of the outstanding voting stock (excluding shares held by the interested stockholder) rather than the 66 2/3% provided in the statute. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

    The overall effect of such anti-takeover provisions is to render more difficult the accomplishment of mergers or the assumption of control by a principal shareholder, and thus to make difficult the removal of management. However, the Company believes that the advantages to the Company and its shareholders of anti-takeover provisions would outweigh any disadvantages and afford the Board of Directors greater flexibility in the management of the Company.

    The Certificate imposes a super-majority voting requirement (75% of the outstanding voting shares) for certain amendments to the Company's Bylaws. The Certificate also provides for indemnification of the Company's directors, officers and, in the discretion of the Board of Directors, any and all other persons whom it shall have power to indemnify under Delaware law from and against certain liabilities. For a summary of such provisions, see "Management--Indemnification, Directors and Officers." The Certificate does not provide shareholders with any preemptive rights or cumulative voting rights.

TRANSFER AND WARRANT AGENT AND REGISTRAR

    The transfer agent and registrar for the Securities and the warrant agent for the Public Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of this Offering, the Company will have 3,304,794 shares of Common Stock outstanding (3,424,794 shares, if the Underwriters' over-allotment option is exercised in full), of which 800,000 shares offered hereby (920,000 shares, if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act. The remaining 2,504,794 shares are deemed to be "restricted securities," as that term is defined under Rule 144, in that such shares were issued and sold by the Company in private transactions not involving a public offering and, as such, may only be sold pursuant to an effective registration under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Certain shareholders (excluding officers and directors) holding 1,433,529 shares of restricted Common Stock, will be eligible to sell such shares under Rule 144 as of the date of this Prospectus as to 902,996 shares; July 1997 as to 25,333 shares; and, August through December 1997 as to 528,500 shares. However, shareholders holding 1,133,989 of such shares have agreed not to sell those shares for periods ranging from 13 months to 24 months from the Effective Date, without the prior consent of the Representative. Of the remaining 1,071,265 restricted securities, all shares are eligible for sale under Rule 144 as the date of this Prospectus (subject to certain recurring three-month volume limitations prescribed by Rule 144 and the lock-up arrangements with the Underwriters described below). Sales of such shares in the public market, or the availability of such shares for sale, could adversely affect the market price for the Common Stock.

    The officers and directors of the Company (holding an aggregate of 1,071,265 shares of Common Stock, and warrants, options and rights to purchase an aggregate of 641,666 shares of Common Stock), have agreed not to publicly offer, sell or otherwise dispose of any of those shares of Common Stock for 24 months after the date of this Prospectus without the written consent of the Underwriters, with the exception of 21,365 shares which are held by one of the Company's directors as custodian for his children. The Underwriters may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.

    In general, under Rule 144, (as recently amended by the SEC effective April 29, 1997), subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or person whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 35,000 shares based on the number of shares expected to be outstanding after this Offering) or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    No prediction can be made as to the effect, if any, that public sales of shares of Common Stock or the availability of such securities for sale will have on the market prices of such securities prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the these securities and could impair the Company's ability in the future to raise additional capital through the sale of its equity securities.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Company has agreed to sell to the Underwriters, severally and not jointly, and the Underwriters have severally and not jointly agreed to purchase from the Company, on a "firm commitment" basis, if any are purchased, the number of Securities (exclusive of Securities issuable upon exercise of the Underwriters' over-allotment option) set forth opposite their respective names below:

                                                                                     NUMBER OF
UNDERWRITERS                                                                        SECURITIES
----------------------------------------------------------------------------------  -----------
May Davis Group, Inc..............................................................

    Total.........................................................................

    The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Securities offered hereby are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Securities offered hereby (other than those covered by the over-allotment option described below) if any such shares are purchased.

    The Underwriters, for whom May Davis Group, Inc. is acting as Representative (the "Representative"), propose to offer the Securities directly to the public at the public offering price set forth on the cover page of this Prospectus and may allow certain dealers who are National Association of Securities Dealers, Inc. ("NASD") members to offer a part of the Securities at a price which
represents a concession not in excess of $         per share and $         per
Public Warrant. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $         per share and $         per Public Warrant
to certain other dealers. Commencement of the initial public offering, the offering price and other selling terms may be changed by the Representative.

    The Representative has informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

    The Company has granted to the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an aggregate of 120,000 additional shares of Common Stock and/or up to 120,000 additional Public Warrants at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Representative may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the sale of the Securities offered hereby. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding table bearing the total number of shares in such table.

    The Company has agreed to sell to the Representative or its designees, for $10, a common stock purchase warrant (the "Underwriters' Warrant") exercisable for 80,000 shares of Common Stock at $8.25 per share and/or 80,000 Public Warrants at $.4125 per warrant. The Underwriters' Warrant may not be sold, transferred, assigned or hypothecated, except to officers and directors of the Underwriters, and is exercisable for four years commencing one year from the Effective Date (or until the close of business five years after the Effective
Date) (the "Exercise Term"). During the Exercise Term, the holders of the Underwriters' Warrant are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that the Underwriters' Warrant is exercised, dilution of the interests of the Company's stockholders will occur. Further, the terms on which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriters'

Warrants can be expected to exercise it any time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriters' Warrant. Any profit realized by the Underwriters on the sale of the shares of Common Stock underlying the Underwriters' Warrant may be deemed additional underwriting compensation. The Company has also agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds from the sale of the Securities offered hereby of which $25,000 has been paid.

    In connection with this Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Public Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Public Warrants for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more shares of Common Stock or Public Warrants in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase shares of Common Stock or Public Warrants in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-Allotment Option. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to shares of Common Stock and Public Warrants that are distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and Public Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken they may be discontinued at any time.

    Certain shareholders who beneficially hold an aggregate of 2,183,889 shares of Common Stock, have agreed that, for periods ranging from 13 to 24 months following the date of this Prospectus, they will not, without the prior written consent of the Representative offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for Common Stock of the Company. The Representative has advised the Company that it has no present intention to waive or shorten the lock-ups.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

    The Company has agreed with the Representative that the Company will pay to the Underwriters a warrant solicitation fee (the "Warrant Solicitation Fee") equal to 5% of the exercise price of the Public Warrants which are exercised pursuant to a solicitation of exercise of the warrants or in connection with a redemption and to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission (including NASD Notice to Members 81-38). Such Warrant Solicitation Fee will be paid to the Underwriters if (a) the market price of the Common Stock on the date that any Public Warrant is exercised is greater than the exercise price of the Public Warrant; (b) the exercise of such Public Warrant was solicited by the Underwriters; (c) prior specific written approval for exercise is received from the customer if the Public Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Public Warrant; (e) solicitation of the exercise is not in violation of Regulation M of the Exchange Act; (f) the Underwriters provided bona fide services in exchange for the Public Warrant Solicitation Fee; and (g) the Underwriters have been specifically designated in writing by the holders of the Public Warrants as the broker. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Securities for the period from five business days prior to any solicitation by the Underwriters of the exercise of any Public Warrant until the termination of such solicitation activity by the Underwriters. The foregoing 5-day restriction period is reduced to one day where the security has an average daily trading volume of $100,000 and the public float for the issuer's equity securities is at least $25 million; and, there is no restrictive period where the average daily trading volume of the security is $1 million and the public float for the issuer's equity securities is at least $150 million. As a result, the Underwriters may be unable to continue to provide a market for the Securities during certain periods while the Public Warrants are exercisable.

    The Underwriters have been given certain "piggyback" and demand registration rights with respect to the Common Stock underlying the Underwriters' Warrants for a period of four years commencing one year from the date of this Prospectus (or until the close of business five years after the Effective Date). The exercise of any of such registration rights by the Underwriters may result in dilution to the interest of the Company's shareholders, hinder efforts by the Company to arrange future financing of the Company and/ or have an adverse effect on the market price of the Securities.

    The Company has agreed that for a period of 24 months commencing on the Effective Date, it will not issue any shares of its Common Stock or any warrants, options or other rights to purchase Common Stock and Public Warrants, without the consent of the Underwriters, which consent shall not be unreasonably withheld, except for issuances pursuant to (i) the public offering of the Company's securities as described herein, (ii) the exercise of the Underwriters' Warrant and the shares issuable thereunder, (iii) outstanding options, warrants, convertible securities or contractual obligations disclosed in this Prospectus and (iv) the grant of options and the issuance of shares issued upon exercise of options granted or in the future granted under the Company's Stock Option Plan. The Company has granted the Underwriters a three-year preferential right with respect to future financing relating to the offering of the Company's securities.

    The Underwriting Agreement gives the Underwriters the right, for a period of three years from the Effective Date, to appoint a designee of the Underwriters as an advisor to the Company's Board of Directors who shall be reimbursed expenses incurred in connection with attendance at Board meetings and who shall receive the same compensation as paid to non-employee directors. Alternatively, the Underwriters may designate one person for election as a director of the Company. The Representative has indicated to the Company that it intends to appoint a director, although such person has not been identified.

    In addition, the Company has agreed to enter into a management and financial consulting agreement to retain the Representative as a financial consultant for a period of three years at a monthly fee of $2,333.33, payable in full, in advance, at the closing of this Offering. Further, the Representative will be entitled to receive certain payments in the event of a merger, sale of substantially all of the Company's assets or similar transaction that is originated by the Representative. The Representative will provide investment banking services under the agreement. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder.

    Further, the Underwriting Agreement provides the Underwriters with a right of first refusal for a period of three years from the date of this Prospectus for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its affiliates or any of its present or future subsidiaries.

    The foregoing includes a summary of certain provisions of the Underwriting Agreement which has been filed as an exhibit to the Registration Statement.

    Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the Securities and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriters. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities markets at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the Securities and the exercise price of the Public Warrants do not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

    The Representative was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the NASD in June 1995. The Representative is principally engaged in retail brokerage and market making activities and various corporate finance projects. The Representative has acted as a placement agent in private offerings and has participated as a member of the underwriting syndicate or as a selected dealer in one public offering and it has acted two times as the lead manager in only two public offering of securities. While certain of the officers of the Representative have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Representative's lack of experience as a lead managing underwriter of public offerings will not adversely affect this Offering and the subsequent development of a liquid public market in the Company's securities.

                                 LEGAL MATTERS

    The validity of the Securities being offered hereby will be passed upon for the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Orlando, Florida. Certain matters are being passed upon for the Underwriters by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, New York, New York.

                                    EXPERTS

    The financial statements as of December 31, 1995 and December 31, 1996 included in this Prospectus have been so included in reliance on the report of Most Horowitz & Company, LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

    The Company is not presently a reporting company and does not file reports or other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Upon effectiveness of the Registration Statement filed with the SEC in connection with this Offering, the Company will become a reporting company. Further, the Company will register its securities under the Securities Exchange Act of 1934 ("Exchange Act"). Accordingly, upon effectiveness of its Exchange Act registration, the Company will be subject to the additional reporting requirements of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Commission. In addition, after the effective date of this Offering, the Company intends to furnish its shareholders with annual reports containing audited financial statements and interim reports, in each case as it may determine to furnish or as may be required by law. The fiscal year of the Company ends on December 31 of each year.

    The Company has filed with the Washington, DC Office of the Commission a Registration Statement on Form SB-2 (with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to such Registration Statement. Statements contained in this Prospectus concerning the provisions or contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    Copies of the Registration Statement may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W, Room 1024, Washington, D.C. 20549; and at the following Regional Offices of the Commission, except that copies of the exhibits may not be available at certain of the Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of all or any part of such material may be obtained from the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 upon payment of certain fees prescribed by the Commission. The Commission maintains a worldwide web site on the Internet at http://www.sec.gov that contains reports and other information concerning the Company filed electronically with the Commission.

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                              FINANCIAL STATEMENTS

                                     INDEX

INDEPENDENT AUDITORS' REPORT.........................................................        F-2

BALANCE SHEET
  December 31, 1995 and 1996 and March 31, 1997 (Unaudited)..........................        F-3

STATEMENT OF OPERATIONS
  Years ended December 31, 1995 and 1996 and three months ended March 31, 1996 and
  1997 (Unaudited)...................................................................        F-4

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
  Years ended December 31, 1995 and 1996 and three months ended March 31, 1997
  (Unaudited)........................................................................        F-5

STATEMENT OF CASH FLOWS
  Years ended December 31, 1995 and 1996 and three months ended March 31, 1996 and
  1997 (Unaudited)...................................................................        F-6

NOTES TO FINANCIAL STATEMENTS........................................................        F-7

                          INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
Apollo International of Delaware, Inc.
Apollo Beach, Florida

    We have audited the accompanying balance sheet of Apollo International of Delaware, Inc., as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apollo International of Delaware, Inc., as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, although, as discussed in Note 13, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

New York, New York
February 6, 1997, February 10, 1997
  as to Note 9

                                              MOST HOROWITZ & COMPANY, LLP

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                                 BALANCE SHEET

                                                                              DECEMBER 31,
                                                                        -------------------------  MARCH 31, 1997
                                                                           1995         1996        (UNAUDITED)
                                                                        ----------  -------------  --------------
                                                 ASSETS (NOTE 9)
CURRENT ASSETS
  Cash (Note 12)......................................................  $    5,840  $      34,099   $     45,816
  Accounts receivable (Note 4)........................................                      7,734        387,277
  Unbilled account receivable (Note 10)...............................                     20,000         20,000
  Inventory (Note 5)..................................................     108,921        228,157        201,437
  Other current assets................................................       4,553          8,077          5,132
                                                                        ----------  -------------  --------------
    TOTAL CURRENT ASSETS..............................................     119,314        298,067        659,662
DEFERRED SOFTWARE COSTS (Note 6)......................................     214,941        658,820        690,693
FIXED ASSETS (Note 7).................................................      18,940        111,102        120,272
DEFERRED COSTS OF PROPOSED PUBLIC OFFERING (Note 15)..................                     73,650        109,741
DEFERRED FINANCING COSTS (Note 4).....................................                     69,230         60,576
OTHER ASSETS..........................................................       3,543          3,132          3,030
                                                                        ----------  -------------  --------------
    TOTAL ASSETS......................................................  $  356,738  $   1,214,001   $  1,643,974
                                                                        ----------  -------------  --------------
                                                                        ----------  -------------  --------------
                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Trade notes and accounts payable and accrued expenses (Note 8)......  $  134,984  $     575,034   $    665,359
  Payroll taxes payable...............................................      10,146        101,924        135,611
  Loans payable--stockholders (Note 9)................................       7,774        142,468        530,211
  Note payable--line of credit (Note 14)..............................                                   257,241
  Loan payable--other.................................................                                     8,700
  Deferred income (Note 10)...........................................                     20,000         20,000
                                                                        ----------  -------------  --------------
    TOTAL CURRENT LIABILITIES.........................................     152,904        839,426      1,617,122
ACCOUNTS PAYABLE--NONCURRENT (Notes 3 and 6)..........................      66,505        125,000        125,000
NONCURRENT LOANS PAYABLE--STOCKHOLDERS (Note 9).......................     104,540         70,916         67,864
DEFERRED INCOME TAXES PAYABLE (Note 11)...............................      40,000
                                                                        ----------  -------------  --------------
    TOTAL LIABILITIES.................................................     363,949      1,035,342      1,809,986
                                                                        ----------  -------------  --------------
COMMITMENTS (Notes 4, 10 and 15)
STOCKHOLDERS' EQUITY (DEFICIT) (Notes 3 and 15)
  Preferred stock, $.01 par value; authorized: 5,000,000 shares;
    issued and outstanding: none
  Common stock, $.01 par value; authorized: 15,000,000 shares; issued and outstanding: 1,451,526 as of December 31, 1995 and 2,811,434
    as of December 31, 1996 and March 31, 1997 (Unaudited)............       7,682         21,280         21,280
  Additional paid-in capital..........................................     572,428      2,325,404      2,325,404
  Deficit.............................................................    (587,321)    (2,153,025)    (2,499,363)
  Less prepaid rent...................................................                    (15,000)       (13,333)
                                                                        ----------  -------------  --------------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..............................      (7,211)       178,659       (166,012)
                                                                        ----------  -------------  --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..............  $  356,738  $   1,214,001   $  1,643,974
                                                                        ----------  -------------  --------------
                                                                        ----------  -------------  --------------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                            STATEMENT OF OPERATIONS

                                                                YEARS ENDED DECEMBER
                                                                  1995   31,  1996
                                                                ---------  ----------      THREE MONTHS
                                                                                         ENDED MARCH 31,
                                                                                         1996       1997
                                                                                       ---------  ---------
                                                                                       (UNAUDITED) (UNAUDITED)
SALES (NOTE 10)...............................................             $  294,734  $ 126,835  $ 437,799
COST OF SALES.................................................               (197,803)   (24,722)  (234,525)
                                                                           ----------  ---------  ---------
    GROSS PROFIT..............................................                 96,931    102,113    203,274
                                                                           ----------  ---------  ---------

EXPENSES
  Research and development....................................  $(233,073)   (334,750)  (108,723)  (106,366)
  General and administrative..................................   (294,089) (1,253,031)  (139,142)  (394,460)
                                                                ---------  ----------  ---------  ---------
    TOTAL EXPENSES............................................   (527,162) (1,587,781)  (247,865)  (500,826)
                                                                ---------  ----------  ---------  ---------
    LOSS FROM OPERATIONS......................................   (527,162) (1,490,850)  (145,752)  (297,552)

INTEREST EXPENSE AND AMORTIZATION AND WRITE-OFF OF DISCOUNT
  AND DEFERRED FINANCING COSTS (Notes 3, 4 and 14)............               (189,882)    (8,362)   (48,786)
                                                                ---------  ----------  ---------  ---------
    LOSS BEFORE INCOME TAXES AND EXTRAORDINARY INCOME.........   (527,162) (1,680,732)  (154,114)  (346,338)

DEFERRED INCOME TAXES (Note 11)...............................    (40,000)     40,000     40,000
                                                                ---------  ----------  ---------  ---------
    LOSS BEFORE EXTRAORDINARY INCOME..........................   (567,162) (1,640,732)  (114,114)  (346,338)

EXTRAORDINARY INCOME FROM FORGIVENESS OF INDEBTEDNESS (Note
  3)..........................................................                 75,028
                                                                ---------  ----------  ---------  ---------
    NET LOSS..................................................  $(567,162) $(1,565,704) $(114,114) $(346,338)
                                                                ---------  ----------  ---------  ---------
                                                                ---------  ----------  ---------  ---------

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (Note 3)..........  1,385,243   2,622,393  1,455,919  2,811,434
                                                                ---------  ----------  ---------  ---------
                                                                ---------  ----------  ---------  ---------
LOSS PER COMMON SHARE
  Loss before extraordinary income............................  $    (.41) $     (.63) $    (.08) $    (.12)
  Extraordinary income........................................                    .03
                                                                ---------  ----------  ---------  ---------

    NET LOSS..................................................  $    (.41) $     (.60) $    (.08) $    (.12)
                                                                ---------  ----------  ---------  ---------
                                                                ---------  ----------  ---------  ---------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                 COMMON STOCK
                                                   (NOTE 3)        ADDITIONAL                 PREPAID
                                             --------------------    PAID-IN                   RENT
                                              SHARES     AMOUNT      CAPITAL      DEFICIT    (NOTE 10)     TOTAL
                                             ---------  ---------  -----------  -----------  ---------  -----------
Balance--January 1, 1995...................    961,452  $   2,781  $   247,329  $   (20,159)            $   229,951

1995, issuances of shares to investors
  ($.75 to $.94, per share)................    384,580      3,846      326,154                              330,000
1995, issuance of anti-dilutive shares.....    105,494      1,055       (1,055)
Net loss for the year ended December 31,
  1995.....................................                                        (567,162)               (567,162)
                                             ---------  ---------  -----------  -----------             -----------
  Balance--December 31, 1995...............  1,451,526      7,682      572,428     (587,321)                 (7,211)

1996, issuance of shares to investors
  ($.94, per share)........................      5,343         53        4,947                                5,000
April 5, 1996, issuance of shares to
  landlord ($.94, per share)...............     21,366        214       19,786               $ (20,000)
May 1996, issuance of shares under bridge
  financing ($.47, per share), net of
  expenses of $12,220......................    200,000      2,000       79,780                               81,780
June 1996, issuance of shares to consultant
  ($.10, per share)........................    299,000      2,990       27,010                               30,000
June 1996, issuance of shares to consultant
  ($.94, per share)........................     25,000        250       23,250                               23,500
June 13, 1996, conversion of loan
  payable--stockholder ($.94, per share)...     64,994        650       60,190                               60,840
June 20, 1996, conversion of loan
  payable--other ($.94, per share).........    203,726      2,037      188,666                              190,703
July 1, 1996, conversion of debentures
  ($2.25, per share).......................     25,333        253       56,747                               57,000
August to November 1996, issuance of shares
  under private placement ($3.00, per
  share), net of expenses of $287,749......    500,000      5,000    1,207,251                            1,212,251
September 1996, issuance of shares to
  vendor ($3.00, per share)................      3,500         35       10,465                               10,500
October 1996, issuance of shares to
  consultant ($3.00, per share)............     25,000        250       74,750                               75,000
December 1996, adjustment to
  anti-dilutive shares.....................    (13,354)      (134)         134
Amortization of prepaid rent...............                                                      5,000        5,000
Net loss for the year ended December 31,
  1996.....................................                                      (1,565,704)             (1,565,704)
                                             ---------  ---------  -----------  -----------  ---------  -----------
  Balance--December 31, 1996...............  2,811,434     21,280    2,325,404   (2,153,025)   (15,000)     178,659
Amortization of prepaid rent...............                                                      1,667        1,667
Net loss for the three months ended March
  31, 1997 (Unaudited).....................                                        (346,338)               (346,338)
                                             ---------  ---------  -----------  -----------  ---------  -----------
  Balance--March 31, 1997 (Unaudited)......  2,811,434  $  21,280  $ 2,325,404  $(2,499,363) $ (13,333) $  (166,012)
                                             ---------  ---------  -----------  -----------  ---------  -----------

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.

                            STATEMENT OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                                  1995          1996
                                                              -------------  -----------  THREE MONTHS ENDED MARCH
                                                                                                     31
                                                                                          -------------------------
                                                                                              1996         1997
                                                                                          ------------  -----------
                                                                                          (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $    (567,162) $(1,565,704) $   (114,114) $  (346,338)
    Adjustments to reconcile net loss to net cash used in
      operating activities
      Write-off and amortization of discount and deferred
        financing costs.....................................                     122,070            14        8,654
      Amortization of deferred software costs...............                      72,586         3,440       39,453
      Deferred income.......................................                      20,000
      Depreciation and amortization.........................          4,105       15,568         2,469        6,928
      Loss on sales of accounts receivable..................                       9,621
      Amortization of prepaid rent..........................                       5,000                      1,667
      Capitalization of software costs......................       (214,941)    (266,465)      (46,241)     (71,326)
      Forgiveness of indebtedness...........................                     (75,028)
      Deferred income taxes.................................         40,000      (40,000)      (40,000)
      Increase (decrease) in cash flows from
        Accounts receivable.................................                    (168,085)     (110,934)    (379,543)
        Unbilled account receivable.........................                     (20,000)
        Inventory...........................................       (108,921)    (119,236)       28,521       26,720
        Other current assets................................         (4,553)      (3,524)        4,553        2,945
        Other assets........................................         (3,953)                      (410)
        Trade notes and accounts payable and accrued
          expenses..........................................        189,001      400,189        78,156       90,325
        Payroll taxes payable...............................         10,146       91,778        16,881       33,687
                                                              -------------  -----------  ------------  -----------
        NET CASH USED IN OPERATING ACTIVITES                       (656,278)  (1,521,230)     (177,665)    (586,828)
                                                              -------------  -----------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets.................................        (17,227)    (107,319)      (29,137)     (15,996)
                                                              -------------  -----------  ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock....................        355,000    1,299,031         5,000
  Proceeds from loan payable--stockholder...................        112,314      189,102        23,472      384,691
  Proceeds from loan payable--other.........................                     178,087       142,170        8,700
  Proceeds from sales of accounts receivable................                     150,730
  Proceeds from bridge financing............................                     135,720
  Proceeds from convertible debentures......................                      54,980        34,980
  Increase in note payable--line of credit..................                                                257,241
  Payments of notes payable--bridge financing...............                    (250,000)
  Costs of proposed public offering.........................                     (73,650)                   (36,091)
  Payments of loans payable--stockholders...................                     (27,192)
                                                              -------------  -----------  ------------  -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES...........        467,314    1,656,808       205,622      614,541
                                                              -------------  -----------  ------------  -----------
        INCREASE (DECREASE) IN CASH.........................       (206,191)      28,259        (1,180)      11,717

CASH--beginning.............................................        212,031        5,840         5,840       34,099
                                                              -------------  -----------  ------------  -----------
CASH--ending................................................  $       5,840  $    34,099  $      4,660  $    45,816
                                                              -------------  -----------  ------------  -----------
                                                              -------------  -----------  ------------  -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for interest....................................           NONE  $    41,813  $      2,186  $     9,844
                                                              -------------  -----------  ------------  -----------
                                                              -------------  -----------  ------------  -----------

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY--1996
  The Company issued shares of common stock in exchange for reductions in future rent (Note 10)
  Loans payable--stockholders were converted into common stock (Note 3)
  Loan payable--other was converted into common stock (Note 3)
  Convertible debentures were converted into common stock (Note 3)
  Accounts payable to a consultant and a vendor were converted into common stock (Note 3)
  Capitalized software costs also included $250,000 acquired for future payments and common stock (Note 6)
  The Company issued shares of common stock in exchange for a factoring fee (Note 4).

                       See notes to financial statements

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

    Apollo International of Delaware, Inc. (Company) was incorporated in November 1994 to develop, manufacture and distribute electric power protection and control products, utilizing computer and fiber optics technologies, for industry and electric utilities. The Company was in the development stage through December 31, 1995.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORY

    Inventory was stated at the lower of cost or market, using the first-in, first-out method.

    FIXED ASSETS

    Equipment and furniture and computer software were stated at cost and are being depreciated on the straight-line method over their estimated useful lives of five and three years, respectively.

    Leasehold improvements were stated at cost and are being amortized over the life of the lease (Note 10) or lives of the asset, whichever is less.

    SOFTWARE COSTS

    Costs of software to be sold, which were incurred after technological feasibility has been established and until it is available for general release, have been capitalized and are being amortized on the straight-line method over the estimated economic lives of the related products or three years, whichever is less.

    DEFERRED INCOME TAXES

    Deferred income taxes have been provided on timing differences between financial statement and income tax reporting resulting from computer software costs and net operating loss carryforwards.

    REVENUE RECOGNITION

    Revenue from product sales has been recognized upon shipment.

    DEFERRED FINANCING COSTS AND DISCOUNTS

    Deferred financing costs have been capitalized and are being amortized on the straight-line method over the term of the related financing agreement.

    Discounts on the bridge financing and convertible debentures have been amortized on the interest method over the term of the related notes payable.

    STOCK BASED COMPENSATION

    Stock based compensation of nonemployees and employees have been valued on the fair value based method and the intrinsic value based method, respectively.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs have been charged to operations as incurred.

    ADVERTISING COSTS

    Advertising costs are expensed as incurred and are included in general and administrative expenses. For the years ending December 31, 1995 and 1996 and the three months ended March 31, 1996 and 1997, advertising costs were $3,869, $35,072, $2,695 (Unaudited) and $4,000 (Unaudited), respectively.

    LOSS PER COMMON SHARE

    Loss per common share was computed based on the weighted average number of common shares and common share equivalents outstanding during the year. All shares and per share amounts have been retroactively restated to reflect the stock split on May 10, 1996. The 299,000 shares issued in June 1996 (Note 3) and the 105,494 shares issued under anti-dilution provisions, as subsequently adjusted by 13,354 shares (Note 3), have been treated as outstanding for all periods or from date of original issuance, respectively, in calculating loss per common share because such shares were issued at prices below the proposed public offering price (Note 15).

    Fully-dilutive loss per common share has not been presented because it was anti-dilutive.

3. CAPITALIZATION

    PREFERRED STOCK

    In June 1996, the Company authorized 5,000,000 shares of $.01, par value, preferred stock.

    COMMON STOCK

    In November 1994, the Company authorized 100,000 shares of $.01, par value, common stock.

    Effective October 1995, the Company issued 105,494 shares of common stock under anti-dilution provisions of previously issued common stock. In December 1996, the Company cancelled 13,354 of such shares.

    RECAPITALIZATION AND STOCK SPLIT

    Effective May 10, 1996, the Company increased its authorized common stock to 15,000,000 shares and authorized a 10.6828 for 1 stock split, without a change in par value. As a result of the split, the Company issued 1,339,860 additional shares of common stock and transferred $7,105 from additional paid-in capital to common stock. All shares and per share amounts have been retroactively restated to reflect the stock split.

    LOAN PAYABLE--STOCKHOLDER

    During January to April 1996, a stockholder advanced the Company $60,840. On June 13, 1996, the advances were converted into 64,994 shares of common stock.

    LOANS PAYABLE--OTHER

    During January to April 1996, the Company borrowed an aggregate of $178,087, payable on demand, with interest at 18%, per annum. On June 20, 1996, the loans and accrued interest thereon of $12,616 were converted into 203,726 shares of common stock.

    CONVERTIBLE DEBENTURES

    During March/April and May 1996, the Company sold convertible debentures in the aggregate face amount of $47,000 and $10,000, respectively, for proceeds of $44,980 and $10,000, respectively. The debentures were due in March and April 2001, with interest at 11.625% to 12.625%, per annum, payable annually. On July 1, 1996, the debentures were converted into 25,333 shares of common stock.

    CONSULTING AGREEMENTS

    In May 1996, the Company entered into a business consulting agreement in exchange for, at the Company's option: (a) $30,000 in cash or (2) 299,000 shares of common stock and 400,000 warrants to purchase shares of common stock. Each warrant is exercisable at $5.50, per share, commencing June 1998 through May 2001. If the Company does not close an initial public offering before June 1, 1997, the Company will be entitled to cancel the warrants and redeem the shares for $1.00. In June 1996, the Company issued the shares of common stock and warrants to the consultant (Note 14).

    In June 1996, the Company issued 25,000 shares of common stock to a consultant, at $.94, per share, the fair value of the shares (Note 14).

    In June 1996, the Company entered into a business consulting agreement through June 2001, in exchange for 250,000 warrants to purchase shares of common stock, each exercisable to purchase one share of common stock at $4, per share, commencing June 1, 2000 to June 1, 2002.

    In November 1996, the Company entered into a business consulting agreement with a stockholder in exchange for 250,000 warrants to purchase shares of common stock, each exercisable to purchase one share, at $5.50, per share, commencing June 1, 2000 to June 1, 2002.

    BRIDGE FINANCING

    On May 15, 1996, the Company completed a bridge financing for aggregate proceeds of $250,000 and issued notes payable of $250,000, with interest at 12%, per annum, and 200,000 shares of common stock. In connection with the bridge financing, the Company paid an underwriter a discount of $25,000 and a nonaccountable expense allowance of $7,500.

    The Company allocated $.47, per share, of the proceeds of the bridge financing to the common stock, the value of the shares at the date of issuance.

    The notes payable issued with the bridge financing were repaid with proceeds from the private placement and the unamortized discount and deferred financing costs of $80,945 and $17,462, respectively, were written-off.

    STOCK OPTION PLAN

    In June 1996, the Company adopted a stock option plan under which it may grant both qualified and nonqualified options to purchase up to 500,000 shares of common stock to directors, officers and key employees. Options shall be exercisable for a period of up to ten years (five years for qualified options) from the date of the grant at no less than the fair value on the date of the grant (five years and 110% of fair market value for stockholders owning 10% or greater).

    During the year ended December 31, 1996, the Company granted qualified options, under the plan, to purchase 261,500 shares of common stock at $4, per share, none of which are exercisable.

    FORGIVENESS OF INDEBTEDNESS

    On September 17, 1996, the Company settled an accounts payable to a vendor of $110,528 in exchange for $25,000 in cash and the issuance of 3,500 shares of common stock (including 1,100 shares issued directly to the shareholder of the vendor). The Company valued the shares at $3, per share, the value of the private placement and, as such, recorded forgiveness of indebtedness income of $75,028.

    PRIVATE PLACEMENT

    In November 1996, the Company completed a private placement of 500,000 shares of common stock and 250,000 warrants for an aggregate of $1,500,000. Each warrant is exercisable to purchase one share of common stock at a price of $5.50, per share, for a period of four years, commencing two years from the later of (i) the closing of the private placement or (ii) the date of the proposed public offering.

    In connection with the private placement, the Company paid the underwriter a commission of $150,000 and a nonaccountable expense allowance of $45,000, and incurred other expenses of $92,749.

    WARRANTS

    In July 1996, the Company borrowed $50,000 from a consultant, which was repaid in August 1996, without interest. As consideration for the loan, the Company issued to such consultant a warrant to purchase 50,000 shares of common stock, exercisable at $5.50 per share, commencing June 30, 2000 until June 30, 2002.

    In September and November 1996, the Company issued warrants to three employees, each exercisable to purchase 50,000 shares of common stock at $5.50, per share, commencing at the earlier of (1) one year from the proposed public offering or (2) September 26, 1998 through September 26, 2001 and November 1, 2001, respectively.

    RESERVED SHARES

    The values of all options and warrants have been deemed immaterial as all were issued with exercise prices in excess of their fair values.

    As of December 31, 1996 and March 31, 1997 (Unaudited), common stock was reserved as follows:

Warrants--consultants............................................    950,000
Stock option plan................................................    500,000
Warrants--private placement......................................    250,000
Warrants--employees..............................................    150,000
Shares to be issued in connection with license agreement (Note
  6).............................................................     41,666
                                                                   ---------
                                                                   1,891,666
                                                                   ---------
                                                                   ---------

4. SALES OF ACCOUNTS RECEIVABLE

    On October 31, 1996, the Company entered into an agreement to sell, without notification, with full recourse and subject to credit approval, all existing and future accounts receivable to a finance company owned by certain stockholders of the Company, in exchange for 94% of the invoiced amount. Upon becoming delinquent, as defined, the Company will repurchase the accounts receivable for 94% of the amount invoiced. The agreement limits uncollected accounts receivable sold to $425,000. The Company will also pay a fee equal to 1%, per month, of the uncollected accounts receivable sold in excess of 30 days (Note 14).

    As of December 31, 1996, the uncollected accounts receivable sold were $160,350, of which 88% were from two customers. For the year ended December 31, 1996, the loss on sales of accounts receivable and fees were $9,621, which have been charged to interest expense. In addition, the Company incurred a fee in connection with the agreement of 25,000 shares of common stock which the Company valued at $3, per share, the fair value of the shares.

5. INVENTORY

    As of December 31, 1995 and 1996 and March 31, 1997 (Unaudited), inventory consisted of:

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
Raw materials............................................              $  164,362  $  201,437
Work-in-progress.........................................  $  108,921      30,785
Finished goods...........................................                  33,010
                                                           ----------  ----------  ----------
                                                           $  108,921  $  228,157  $  201,437
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

6. DEFERRED SOFTWARE COSTS

    For the year ended December 31, 1996, the Company capitalized software costs of $516,465, which included a fee of $250,000 to use certain licensed software within the Company's software products. The fee is payable to a company owned by a stockholder, as follows: (1) $62,500, in cash, on the earlier of September 1, 1998 or the last day of the first quarter which the gross revenues of the Company exceeds $500,000, subject to available cash flow, (2) one-half of the balance up to $125,000, in cash, due each subsequent quarter the gross revenues of the Company exceeds $500,000, subject to available cash flow, (3) 20,833 shares of common stock issuable upon the successful running of the licensed software within the Company's product and (4) 20,833 shares of common stock issuable upon a successful beta test. The shares will be valued at $3 per share, the fair value of the shares.

7. FIXED ASSETS

    As of December 31, 1995 and 1996 and March 31, 1997 (Unaudited), fixed assets consisted of:

                                                               1995        1996        1997
                                                             ---------  ----------  ----------
Equipment and furniture....................................  $  19,212  $  111,187  $  122,837
Computer software..........................................      3,515      15,192      19,538
Leasehold improvements.....................................                  3,667       3,667
                                                             ---------  ----------  ----------
                                                                22,727     130,046     146,042
Less accumulated depreciation and amortization.............      3,787      18,944      25,770
                                                             ---------  ----------  ----------
                                                             $  18,940  $  111,102  $  120,272
                                                             ---------  ----------  ----------
                                                             ---------  ----------  ----------

8. TRADE NOTES AND ACCOUNTS PAYABLE

    Through December 31, 1996, the Company converted accounts payable of $114,701 to notes payable, all of which bear interest at 18%, per annum, and are due on June 1, 1997.

9. LOANS PAYABLE--STOCKHOLDERS

    As of December 31, 1996 and March 31, 1997 (Unaudited), loans payable--stockholders consisted of:

                                                                           1996        1997
                                                                        ----------  ----------

Note payable for inventory purchases, bearing interest at 2% above the prime rate (10.25%, at December 31, 1996), per annum. The note is
  collateralized by all the assets of the Company(a)(b)(c)............  $   92,134  $  449,151
Note payable in equal monthly installments of $1,600, including interest at 10.5%, per annum, through June 15, 1998, when the
  balance is due......................................................      85,121      85,121
Account payable due from proceeds of public offering (Note 15)........      23,000      23,000
Loans payable on demand, without interest.............................      13,129      40,803
                                                                        ----------  ----------
                                                                           213,384     598,075
Less noncurrent portion...............................................      70,916      67,864
                                                                        ----------  ----------
                                                                        $  142,468  $  530,211
                                                                        ----------  ----------
                                                                        ----------  ----------

(a) Payable with interest in amounts equal to 50% of the outstanding balance during any quarter which gross revenues of the Company exceeds $500,000, subject to available cash flow, and in full by June 30, 1998.

(b) Subsequent to December 31, 1996 and through February 10, 1997 and then to March 31, 1997, the Company borrowed an additional $305,911 and $51,106 (Unaudited), respectively, under the same terms.

(c) On May 19 and 28, 1997 (Unaudited), the note was amended to defer the final payment date to December 31, 1999 and change the collateral to inventory and equipment purchased with advances under the note.

    For the year ended December 31, 1996 and three months ended March 31, 1997, interest expense to stockholders was $22,539 and $10,241 (Unaudited), respectively.

10. COMMITMENTS

    LEASE

    The Company is committed under noncancellable leases for office and research space requiring minimum annual rents of $51,600 and $18,648 through March 31, 1999 and October 31, 1998, respectively. In addition, the Company issued the landlord 21,366 shares of common stock in exchange for $20,000, payable in equal installments over 36 months, by reductions of future monthly rent.

    For the years ending December 31, 1995 and 1996 and the three months ended March 31, 1996 and 1997, rent expense was $10,736, $55,192, $6,070 (Unaudited)
and $21,261 (Unaudited), respectively.

    EMPLOYMENT AGREEMENT

    In June 1996, the Company entered into an employment agreement with an officer (chief executive officer and president) through June 2001, which annually shall automatically be extended for one year beginning on the fifth anniversary of the agreement. The agreement provides for an annual base compensation of $150,000, with annual increases based on cost of living increases, plus increases up to $100,000, if the Company's gross revenues are in excess of $10,000,000 and if income before interest and income taxes are 10% of gross revenues. Upon death, the executive or his estate shall receive an amount equal to one year's base salary, payable over 12 months. Upon permanent disability, the officer shall receive an amount equal to three times the base salary, payable over 36 months, plus insurance and other benefits, etc. for three years. Upon termination by the Company, the officer shall receive an amount equal to the balance of the agreement, payable upon termination, plus insurance and other benefits, etc., for two years. Upon nonrenewal of the agreement by the Company, the officer shall receive one year's base salary payable over 12 months. Upon a termination within nine months of a change in control of the Company, the officer shall receive an amount equal to the balance of the agreement, but for no less than a three year period.

    During 1996, the Company also entered into employment agreements with four additional officers for terms of four years, except one with a term of two years, and all are automatically renewable for two year terms, unless terminated. The agreements provided for annual base salaries of $120,000, $100,000, $80,000 and $80,000, subject to increases for annual cost of living adjustments.

    One officer is also entitled to receive additional compensation equal to 1 1/2% of the net sales proceeds, as defined, of the Company's products within the United States. Another officer is entitled to receive additional compensation equal to 3% of the net sales proceeds of the Company's products outside North America. The agreements also provide for severance payments upon death, permanent disabilities or termination by the Company of the officer equal to six months base salary, plus insurance and other benefits for six months.

    EQUIPMENT LEASE

    The Company is also committed under a noncancellable lease for office equipment requiring, future minimum annual lease payments of $5,136, through March, 2000.

    CONSULTING AGREEMENT

    In December 1996, the Company entered into an agreement with a stockholder to provide consulting services commencing with the month following the closing of the Company's proposed public offering (Note 15) through September 1, 1997 in exchange for $4,000, per month.

    DEFERRED INCOME

    For the year ended December 31, 1996, sales included $60,000 from the design and development of certain hardware and software using the Company's underlying products. As of December 31, 1996, the Company has completed all requirements of the agreement, except the field operations and, as such, the Company has deferred the final additional $20,000 of sales.

11. INCOME TAXES

    Through November 30, 1995, the Company had elected as an "S" Corporation for Federal and state purposes and, as such, was not required to pay income taxes.

    For the years ended December 31, 1995 and 1996 and for the three months ended March 31, 1996 (Unaudited) and 1997 (Unaudited), the tax effects of timing differences which gave rise to deferred income taxes were as follows:

                                                               DECEMBER 31,              MARCH 31,
                                                          -----------------------  ---------------------
                                                             1995        1996        1996        1997
                                                          ----------  -----------  ---------  ----------
Net operating loss carryforwards........................  $   40,000  $   760,000  $  60,000  $  135,000
Computer software costs.................................     (80,000)    (170,000)   (19,000)    (15,000)
Less valuation allowance................................                 (550,000)    (1,000)   (120,000)
                                                          ----------  -----------  ---------  ----------
                                                          $  (40,000) $    40,000  $  40,000        NONE
                                                          ----------  -----------  ---------  ----------
                                                          ----------  -----------  ---------  ----------

    As of December 31, 1995 and 1996 and March 31, 1997 (Unaudited), the tax effect of deferred income taxes payable were as follows:

                                                                       1995        1996         1997
                                                                    ----------  -----------  -----------
Net operating loss carryforwards..................................  $   40,000  $   800,000  $   935,000
Computer software costs...........................................     (80,000)    (250,000)    (265,000)
Less valuation allowance..........................................                 (550,000)    (670,000)
                                                                    ----------  -----------  -----------
                                                                    $  (40,000)        NONE         NONE
                                                                    ----------  -----------  -----------
                                                                    ----------  -----------  -----------

    As of December 31, 1996 and March 31, 1997, the Company had net operating loss carryforwards available to reduce future taxable income of approximately $2,095,000 expiring through 2011 and $365,000 (Unaudited) expiring through 2012, respectively.

12. CONCENTRATION OF CASH

    The Company, from time to time, had cash in financial institutions in excess of insured limits. In assessing its risk, the Company's policy is to maintain funds only with reputable financial institutions.

13. GOING CONCERN

    The Company has incurred net losses since inception and, as of December 31, 1996, their current liabilities exceeded their current assets by $541,359. These factors raise doubt about the Company's ability to continue as a going concern. Management believes the net proceeds of the proposed public offering (Note 15) will provide the necessary cash to resolve these matters. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

14. SUBSEQUENT EVENTS

    LINE OF CREDIT AGREEMENT

    On January 1, 1997, the Company converted their agreement to sell accounts receivable (Note 4) to a revolving line of credit agreement through December 31, 1998. Under the agreement, the Company may borrow 94.5% of individual eligible accounts receivable, up to $500,000 of such accounts receivable. Borrowings under the line of credit (1) bear interest at 1%, per month, payable monthly, plus the additional 5.5% of the individual eligible accounts receivable-payable upon repayment, and (2) are collateralized by the individual account receivable. The borrowings are due upon collection or six months, which ever is sooner.

    Subsequent to December 31, 1996 and through February 3, 1997 and then to March 31, 1997, the Company borrowed $62,886 and $194,355 (Unaudited), respectively, under the line of credit.

    STOCK OPTIONS

    In February 1997, the Company granted qualified options under the stock option plan (Note 3) to purchase 90,000 shares of common stock, at $4, per share.

    LOSS PER COMMON SHARE (UNAUDITED)

    In February 1997, the FASB issued Statement No. 128, "Earnings Per Share", which changes the calculations and disclosures of earnings per share. As of January 1, 1997, the Company adopted Statement No. 128 without material effect.

    COMMON STOCK (UNAUDITED)

    In June 1997, stockholders contributed an aggregate of 25,000 shares of common stock to the Company without consideration (Note 3).

    In June 1997, the Company issued 17,360 shares of common stock to a stockholder under anti-dilution provisions.

    In June 1997, the Company repurchased and retired 299,000 shares of common stock from a consultant in exchange for the reduction of the exercise price of warrants, held by the consultant, to purchase 400,000 shares of common stock from $5.50 to $3.00, per share (Note 3).

15. PROPOSED PUBLIC OFFERING (UNAUDITED)

    The Company has entered into an agreement with an underwriter for a proposed public offering, anticipated to be for 800,000 shares of common stock at a price of $5, per share, plus 800,000 warrants (Public Warrants) at a price of $.25, per warrant, for an aggregate of $4,200,000. Each Public Warrant shall be exercisable for one share of common stock at a price of $5.50, per share, for a period of four years, commencing two years from the date of the public offering. Upon certain conditions, the warrants will be redeemable by the Company at $.25, per warrant. The offering will also provide for an overallotment option of 120,000 shares and 120,000 warrants.

    The underwriter shall be entitled to a 10% discount and 3% nonaccountable expense allowance. Upon closing of the public offering, the Company will sell to the Underwriter, for $10, a warrant to purchase 80,000 shares of common stock at $8.25, per share, and 80,000 Public Warrants at $.4125 per warrant, exercisable for five years commencing one year from the public offering. In addition, upon the closing of the public offering, the Company will enter into a three year consulting agreement with the underwriter for $2,333.33, per month, payable at closing.

    The Company anticipates other costs of the proposed public offering of $448,260.

16. INTERIM FINANCIAL STATEMENT (UNAUDITED)

    In the opinion of management, the interim unaudited financial statements as of March 31, 1997 reflect all material adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, the results of operations and cash flows. Interim results are not necessarily indicative of the results of the entire year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY UNDERWRITER OR BROKER/DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................          7
Use of Proceeds................................         17
Dilution.......................................         18
Capitalization.................................         19
Dividend Policy................................         20
Management's Discussion of Plan of
  Operations...................................         20
Business.......................................         24
Management.....................................         29
Beneficial Ownership of Principal Stockholders
  and Management...............................         36
Certain Transactions...........................         37
Description of Securities......................         39
Shares Eligible for Future Sale................         42
Underwriting...................................         44
Legal Matters..................................         48
Experts........................................         48
Available Information..........................         48
Financial Statements...........................        F-1

                            ------------------------

    UNTIL       , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         800,000 SHARES OF COMMON STOCK
                                      AND
                        800,000 REDEEMABLE COMMON STOCK
                               PURCHASE WARRANTS

                              APOLLO INTERNATIONAL
                               OF DELAWARE, INC.
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                             MAY DAVIS GROUP, INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 11 of the Certificate of Incorporation of Apollo International of Delaware, Inc. (the "Registrant") eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such elimination of the personal liability of a director of the Registrant does not apply to (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the Delaware General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of assets of the Registrant to the stockholders without the prior payment or discharge of the Registrant's debts or obligations, or unlawful making or guaranteeing of loans to directors), or (iv) any transaction from which the director derived an improper personal benefit. In addition, Article 11 of the Registrant's Certificate of Incorporation, provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 145 further provides that a corporation may indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    The Company's Board of Directors and its executive officers entered into indemnification agreements with the Company. The terms of indemnification and advancement of expenses follow the indemnification and expense advancement provisions of Delaware's General Corporation Law. In addition, the indemnitee under the agreements is entitled to indemnification against all expenses actually and reasonably incurred by him or on his behalf in connection with serving as a witness in any proceeding (as defined in the agreement) by virtue of his or her status with the Company. The agreements also provide a procedural mechanism under which the indemnitee can claim and obtain indemnification, including a procedure for the Board or independent counsel to determine entitlement to indemnification under specific situations. In the event the indemnitee does not receive the indemnification to which he would otherwise be entitled under the terms of the agreement, the indemnitee is entitled to seek a judicial determination. In the event the indemnitee seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, the agreement, the indemnitee is entitled to recover from the Company his or her reasonable legal fees and other expenses in connection with the legal proceeding, subject to proration in the event the amount of the aware is less than the amount of indemnification sought.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee..................................................      3,760
National Association of Securities Dealers, Inc...................      2,500*
NASDAQ listing fee................................................      8,500*
Printing and engraving expenses...................................    100,000
Accounting fees and expenses......................................    100,000*
Legal fees and expenses...........................................    141,000*
Blue sky fees and expenses........................................     65,000*
Transfer agent and registrar fees.................................      7,500*
Underwriters' non-accountable expense allowance (assuming no
  exercise of over-allotment option)..............................    126,000*
Miscellaneous.....................................................     20,000*
                                                                    ---------
    Total.........................................................  $ 574,260*

------------------------

*   Estimated expenses.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    Within the past three years, the Company has sold the following securities without registration under the Securities Act of 1933, as amended, (the "Securities Act") in reliance on exemptions from registration afforded by the Securities Act or the rules and regulations promulgated thereunder.

    In December 1994, a total of 694,382 shares of Common Stock were issued to David W. Clarke, Christine Clewes, W. Haines Knox and Mathias E. Lukens, Jr., the Company's founders, for a total consideration of $110.

    From December 21, 1994 to December 7, 1995, the Company issued 651,650 shares of common stock to eight accredited investors for total proceeds of $580,000 pursuant to a private placement conducted by the Company to accredited investors. The sales of these securities was made in reliance on Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sale qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) the investor made representations that he was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments, and (ii) the purchaser gave written assurance of his investment intent, and the certificate for the securities bear a legend accordingly.

    In October 1995 and June 1997, the Company issued to certain shareholders (accredited investors who purchased securities in the Company's private placement referenced above) a total of 105,494 and 17,360 shares of Common Stock, respectively pursuant to anti-dilution provisions of certain prior subscription agreements between those shareholders and the Company, the certificates of which bear the same restrictive legend as the certificates they received in respect of the private placement.

    In January 1996, a total of 5,343 shares of Common Stock were issued to two accredited investors for total proceeds of $5,000 pursuant to a private placement conducted by the Company. The sales of these securities was made in reliance on Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) each investor made representations that he or she was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments, and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.

    From March 6, 1996 to May 1, 1996, the Company issued convertible debentures to six accredited investors (two of whom were then security holders of the Company) pursuant to a private placement of $54,980 of such debentures. The debentures were issued for an aggregate face value of $57,000. The debentures were convertible into common stock at a conversion rate of $2.25 per share and all of the holders converted their debentures into a total of 25,333 shares of Common Stock in July 1996. The placement of the debentures was made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) each investor made representations that he or she was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments, and (ii) each purchaser gave written assurance of his or her investment intent, and the certificate for the debentures (and the common stock issued upon conversion of such debentures) bear a legend accordingly.

    Effective April 1996, the Company issued 21,366 shares of Common stock to two accredited investors (collectively, the Company's landlord) in consideration of a rent reduction valued at $20,000 over the life of the Company's lease, in reliance upon Section 4(2) of the Securities Act. The investors were provided information about the Company or had access to such information, and the investors were provided opportunities to review the information about the Company and were permitted to ask questions of management concerning the information provided or made available. The purchasers gave written assurance of their investment intent, and the certificates for the securities bear a legend accordingly. The investors were sophisticated in that they had such knowledge and experience in financial and business matters so as to be capable of evaluating the risks of such investment.

    In May 1996, the Company issued 299,000 shares of Common Stock and a warrant for 400,000 shares of Common Stock, exercisable at $5.50 per share to one accredited investor for consulting services rendered to the Company valued at $30,000 in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sale qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) the investor made representations that he was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments, and (ii) the purchaser gave written assurance of his investment intent, and the certificate for the securities bears a legend accordingly. In June 1997, the Company repurchased the 299,000 shares in exchange for modification of the warrants. The warrants were modified, changing the exercise price from $5.50 per share to $3.00 per share and deleting the registration provisions. The warrants are exercisable commencing one year from the Effective Date until May 10, 2001.

    In May 1996, the Company issued a total of $250,000 in 12% redeemable promissory notes and 200,000 shares of Common Stock to four accredited investors. The notes and common stock were sold as units in that each investor purchasing a note received the note plus a number of shares of common stock equal to one half of the principal amount of the note (except for one investor which received shares equaling in number twice the principal amount of the note). The offering was conducted by the May Davis Group, Inc. as placement agent, who received a commission of 10% of the gross proceeds. The sales of these securities were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) each investor made representations that he or she was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securites bear a legend accordingly.

    In June 1996, one accredited investor (director and shareholder of the Company) and one of his affiliated entities (also an accredited investor), converted a total of $190,703 of debt owed by the Company into a total of 203,726 shares of Common Stock. The sale of these securities was made in reliance upon Section 4(2) of the Securities Act. The purchaser gave written assurance of his investment intent, and the certificates for the securities bear a legend accordingly.

    In June 1996, an accredited investor (an officer, director and principal shareholder of the Company) converted $60,840 of debt owed by the Company to 64,994 shares of Common Stock. The sale of these securities was made in reliance upon Section 4(2) of the Securities Act. The purchaser gave written assurance of his investment intent, and the certificates for the securities bear a legend accordingly.

    In June 1996, the Company issued a total of 12,500 shares of Common Stock to two accredited investors for consulting services in respect of the Company's business plan, which shares were valued at $.94 per share. The shares were issued in reliance upon Section 4(2) of the Securities Act. Each investor was provided information about the Company or had access to such information, and each investor was provided opportunities to review the information about the Company and was permitted to ask questions of management concerning the information provided or made available. Each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly. On May 29, 1997, these investors returned all of the shares to the Company for cancellation, surrendering all their right, title and interest in and to such shares without consideration.

    In June 1996, the Company issued a total of 12,500 shares of Common Stock to one consultant for services rendered to the Company, which shares were valued at $.94 per share. The shares were issued in reliance upon Section 4(2) of the Securities Act. The investor was provided information about the Company or had access to such information, and the investor was provided opportunities to review the information about the Company and was permitted to ask questions of management concerning the information provided or made available. The investor gave written assurance of his investment intent, and the certificates for the securities bear a legend accordingly. The investor was sophisticated in that he had such knowledge and experience in financial and business matters so as to be capable of evaluating the risks of such investment. On May 28, 1997, this investor returned all of the shares to the Company for cancellation, surrendering all his right, title and interest in and to such shares without consideration.

    In September 1996, the Company paid $25,000 in cash and issued 3,500 shares of Common Stock to two consultants of the Company in payment of an account payable in the amount of $85,528 in reliance upon Section 4(2) of the Securities Act. Each investor was provided information about the Company or had access to such information, and each investor was provided opportunities to review the information about the Company and was permitted to ask questions of management concerning the information provided or made available. Each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly. Each investor gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly. These investors were sophisticated in that they had such knowledge and experience in financial and business matters so as to be capable of evaluating the risks of such investment.

    From August 5, 1996 through November 14, 1996, the Company issued to 26 accredited investors an aggregate of 500,000 shares of Common Stock and 250,000 Common Stock purchase warrants for gross proceeds of $1,500,000 pursuant to a private placement to accredited investors that commenced June 25, 1996. The minimum offering closed in August 1996 and the Company had subsequent closings until the maximum offering of $1,500,000 was met on November 14, 1996. Upon the effective date of this Registration Statement, the warrants will have the same exercise price and terms of the Public Warrants to be offered by the Company in its initial public offering under this Registration Statement. The private placement was conducted by the May Davis Group, Inc. as placement agent, which was paid a commission of 10% and a non-accountable expense allowance of 3%, each of which was calculated on the gross proceeds. The sales of these securities were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) each investor made representations that he or she was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securites bear a legend accordingly.

    In June 1996, the Company issued to one accredited investor in respect of business consulting services a warrant for 250,000 shares of Common Stock exercisable at $4.00 per share commencing June 1, 2000 and terminating June 1, 2002 and a warrant for 50,000 shares of Common Stock exercisable at $5.50 per share commencing June 30, 2000 and terminating June 30, 2002, in reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such issuance qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) the investor made representations that he was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investment, and (ii) the investor gave written assurance of his investment intent, and the certificate for the securities bear a legend accordingly.

    In September and November 1996, the Company issued to each of three accredited investors (officers of the Company) a warrant, each exercisable for 50,000 shares of Common Stock (for an aggregate of 150,000 shares), at an exercise price of $5.50 per share. The warrants are exerciseable commencing 12 months from the first to occur of (i) the Effective Date or (ii) September 26, 1998, until September 26, 2001 as to two warrants and November 1, 1998 until November 1, 2001 as to the third warrant. The issuance of these securities was made in reliance upon Section 4(2) of the Securities Act. Each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.

    In October 1996, the Company issued a total of 25,000 shares of Common Stock to one accredited investor for facilitating the Company's factoring agreement, which shares were valued at $3.00 per share. The shares were issued in reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act, certain inquiries were made by the Company to establish that such sale qualified for such exemption. In particular, the Company confirmed that with respect to such exemption (i) the investor made representations that he was an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his investment intent, and the certificates for the securities bear a legend accordingly.

    In December 1996, the Company issued to one accredited investor (a director of the Company) in respect of business consulting services warrant for 250,000 shares of Common Stock, exercisable at $5.50 per share commencing June 1, 1998 and terminating June 1, 2002, in reliance upon Section 4(2) of the Securities Act. The purchaser gave written assurance of his investment intent, and the certificates for the securities bear a legend accordingly.

ITEM 27. EXHIBITS

    The following exhibits are filed as part of this registration statement:

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

      1.1    Form of Underwriting Agreement*
      1.2    Form of Underwriters' Warrant*
      3.1    Amended and Restated Articles of Incorporation*
      3.2    Amended and Restated ByLaws*
      3.2.1  Amendment to ByLaws*
      4.1    Specimen of Common Stock Certificate*
      4.2    Specimen of Warrant Certificate*
      4.3    Form of Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant
             Agent*
      4.4    Form of Warrant issued to investors in the Company's private placement, dated August 5, 1996 through
             November 14, 1996*
      4.5    Warrant dated September 26, 1996 in favor of Steven D. Smith, as amended*
      4.6    Warrant dated September 26, 1996 in favor of Don P. Louw, as amended*
      4.7    Form of Amended Warrant dated October 29, 1996 in favor of Perryman Corporation N.V.
      4.8    Form of Amended Warrant dated October 29, 1996 in favor of Richgrove, N.V.
      4.9    Form of Amended Warrant dated October 29, 1996 in favor of Cherryhills, N.V.
      4.10   Warrant dated June 25, 1996 in favor of Imagine Holdings*
      4.11   Warrant dated December 15, 1996 in favor of Mathias E. Lukens, Jr.*
      4.12   Form of Registration Rights Agreement between the Company and certain investors dated in May 1996*
      4.13   Form of Registration Rights Agreement between the Company and private placement investors dated August
             5, 1996* through November 14, 1996*
      4.14   Warrant dated June 30, 1996 in favor of Imagine Holdings*
      4.15   Warrant dated November 1, 1996 in favor of Robert Swatland*
      5      Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Counsel for the Company
     10.1    1996 Stock Option Plan*
     10.2    Stock Purchase Agreement between the Company and Christine Clewes, dated June 13, 1996*
     10.3    Stock Purchase Agreement between the Company and Frank Mancini, dated June 24, 1996*
     10.4    Stock Purchase Agreement between the Company and Framan, a business entity, dated June 24, 1996*
     10.5    Consulting Agreement between the Company and Perryman Corporation, N.V. dated May 10, 1996*
     10.6    Amended & Restated Consulting Agreement between the Company and Imagine Holdings, dated June 1, 1996*
     10.7    Lease between the Company and South Hillsborough Community Bank Office/Complex, Richard L. Phagan, dated
             October 31, 1995*
     10.7.1  Lease between the Company and South Hillsborough Community Bank Office/Complex, dated October 24, 1996*
     10.8    Amended and Restated Consulting Agreement between the Company and Matthias E. Lukens, Jr. dated November
             30, 1996*
     10.9    Consulting Agreement between the Company and Frank J. Mancini dated December 20, 1996*
     10.10   Agreement between the Company and Phasetronics, Inc., dated January 31, 1996*
     10.11   Agreement between the Company and Phasetronics, Inc. dated January 31, 1996*

     10.12   Sale of Accounts Receivable Agreement between the Company and Queensbury, Inc. dated October 31, 1996*
     10.13   Cash Advance and Security Agreement and amendment thereto between Frank J. Mancini and the Company*
    10.13.1  Second Amendment to Cash Advance and Security Agreement dated May 19, 1997*
    10.13.2  Third Amendment to Cash Advance and Security Agreement dated May 27, 1997*
     10.14   Form of indemnification agreement for directors and officers*
     10.15   Revolving Line of Credit Agreement between the Company and Queensbury, Inc.*
     10.16   Amended and Restated License Agreement between the Company and Mathias E. Lukens, Jr., d/b/a WHR
             Partners, dated December 16, 1997*
     10.17   Stock Purchase Agreement between the Company and Mathias E. Lukens, Jr., d/b/a WHR Partners, dated
             December 16, 1997*
     10.18   Executive Employment Agreement between the Company and David W. Clarke*
     10.19   Executive Employment Agreement between the Company and Christine Clewes*
     10.20   Executive Employment Agreement between the Company and Donald P. Louw*
     10.21   Executive Employment Agreement between the Company and Steven D. Smith*
     10.22   Executive Employment Agreement between the Company and Robert Swatland*
     10.23   Form of Financial Advisor and Investment Banking Agreement between the Company and May Davis Group,
             Inc.*
     23.1    Consent of Most Horowitz & Company, LLP
     27      Financial Data Schedule*
     99.1    Form of Agreement Among Underwriters**
     99.2    Form of Selected Dealer Agreement**
     99.3    Form of domestic distribution agreement*
     99.4    Form of international distribution agreement*

------------------------

 *  Previously filed

**  To be filed by amendment

ITEM 28. UNDERTAKINGS.

    (a) The small business issuer will:

        (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The small business issuer will:

        (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(l) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apollo Beach, State of Florida, on June 18, 1997.

                                APOLLO INTERNATIONAL OF DELAWARE, INC.

                                By:             /s/ DAVID W. CLARKE
                                     -----------------------------------------
                                                  David W. Clarke
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ DAVID W. CLARKE
------------------------------  President, Chief Executive        June 18, 1997
       David W. Clarke            Officer, and Chairman

     /s/ CHRISTINE CLEWES       Vice President of
------------------------------    Marketing, Secretary and        June 18, 1997
       Christine Clewes           Director

     /s/ STEVEN D. SMITH
------------------------------  Vice President of                 June 18, 1997
       Steven D. Smith            Operations and Director

              *
------------------------------  Director                          June 18, 1997
    Mathias E. Lukens, Jr.

              *
------------------------------  Director                          June 18, 1997
       Frank J. Mancini

              *
------------------------------  Director                          June 18, 1997
     Gregory C. Hamilton

*  By David W. Clarke pursuant to power of attorney

  EXHIBIT
  NUMBER                                            EXHIBIT DESCRIPTION                                            PAGE
-----------  -------------------------------------------------------------------------------------------------  -----------

       4.7   Form of Amended Warrant dated October 29, 1996 in favor of Perryman Corporation N.V.
       4.8   Form of Amended Warrant dated October 29, 1996 in favor of Richgrove N.V.
       4.9   Form of Amended Warrant dated October 29, 1996 in favor of Cherryhills N.V.
        5.   Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Counsel for the Company.
      23.1   Consent of Most Horowitz & Company, LLP